                                                                    EXHIBIT 2(d)





                              ASSET SALE AGREEMENT


                                 BY AND BETWEEN


                                  LUMEX, INC.,


                            MUL ACQUISITION CORP. I,


                            MUL ACQUISITION CORP. II


                                      AND


                            FUQUA ENTERPRISES, INC.





                           Dated as of March 13, 1996

                               Table of Contents

                                                                                      Page
                                              ARTICLE I.

                                         ASSETS TO BE ACQUIRED  . . . . . . . . . . .    2

                  1.1.      Acquisition and Transfer of Assets  . . . . . . . . . . .    2
                  1.2.      Excluded Assets . . . . . . . . . . . . . . . . . . . . .    4
                  1.3.      Assumed Liabilities . . . . . . . . . . . . . . . . . . .    5
                  1.4.      Excluded Liabilities  . . . . . . . . . . . . . . . . . .    6

                                              ARTICLE II.

                                            PURCHASE PRICE  . . . . . . . . . . . . .    8

                  2.1.      Purchase Price and Payment  . . . . . . . . . . . . . . .    8
                  2.2.      Post-Closing Purchase Price Adjustment  . . . . . . . . .    8
                  2.3.      Allocation of Purchase Price  . . . . . . . . . . . . . .   10

                                             ARTICLE III.

                                              THE CLOSING . . . . . . . . . . . . . .   11

                  3.1.      Closing Date  . . . . . . . . . . . . . . . . . . . . . .   11
                  3.2.      Proceedings at Closing  . . . . . . . . . . . . . . . . .   11
                  3.3.      Deliveries by the Seller to the Purchasers  . . . . . . .   11
                  3.4.      Deliveries by the Purchasers to the Seller  . . . . . . .   12

                                              ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER . . . . . .  . . . . .   13

                  4.1.      Organization and Good Standing  . . . . . . . . . . . . .   13
                  4.2.      Authorization of Agreement  . . . . . . . . . . . . . . .   13
                  4.3.      Title to Assets other than Real Property  . . . . . . . .   14
                  4.4.      Title to Real Property  . . . . . . . . . . . . . . . . .   15
                  4.5.      Consents  . . . . . . . . . . . . . . . . . . . . . . . .   16
                  4.6.      Financial Statements  . . . . . . . . . . . . . . . . . .   16
                  4.7.      Absence of Certain Developments . . . . . . . . . . . . .   16
                  4.8.      Contracts . . . . . . . . . . . . . . . . . . . . . . . .   18
                  4.9.      Intangible Assets . . . . . . . . . . . . . . . . . . . .   19
                  4.10.     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                  4.11.     Employees and Employee Benefits . . . . . . . . . . . . .   21



                                      (i)


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
                                                                                       Page
                  4.12.     Litigation  . . . . . . . . . . . . . . . . . . . . . . .   24
                  4.13.     Compliance with Law . . . . . . . . . . . . . . . . . . .   24
                  4.14.     Assets Necessary to Conduct Business  . . . . . . . . . .   24
                  4.15.     Environmental Matters . . . . . . . . . . . . . . . . . .   25
                  4.16.     Brokers . . . . . . . . . . . . . . . . . . . . . . . . .   27
                  4.17.     Products Liability of the Business  . . . . . . . . . . .   27
                  4.18.     Safe Medical Devices Act  . . . . . . . . . . . . . . . .   27
                  4.19.     Absence of Questionable Payments  . . . . . . . . . . . .   28
                  4.20.     Disclosure  . . . . . . . . . . . . . . . . . . . . . . .   28
                  4.21.     Compliance with the Immigration Reform and Control Act  .   28
                  4.22.     Corporate Expenses  . . . . . . . . . . . . . . . . . . .   29

                                              ARTICLE V.

                                REPRESENTATIONS AND WARRANTIES OF THE
                                         PURCHASERS AND PARENT  . . . . . . . . . . . . 29

                  5.1.      Organization and Good Standing  . . . . . . . . . . . . .   29
                  5.2.      Authorization of Agreement  . . . . . . . . . . . . . . .   29
                  5.3.      Consents  . . . . . . . . . . . . . . . . . . . . . . . .   30
                  5.4.      Availability of Funds . . . . . . . . . . . . . . . . . .   30
                  5.5.      Litigation  . . . . . . . . . . . . . . . . . . . . . . .   31
                  5.6.      Brokers . . . . . . . . . . . . . . . . . . . . . . . . .   31

                                              ARTICLE VI.

                                        COVENANTS OF THE SELLER . . . . . . . . . . .   31

                  6.1.      Cooperation . . . . . . . . . . . . . . . . . . . . . . .   31
                  6.2.      Access to Documents; Opportunity to Ask Questions . . . .   31
                  6.3.      Conduct of Business . . . . . . . . . . . . . . . . . . .   32
                  6.4.      Consents and Conditions; Assignment of Assets . . . . . .   34
                  6.5.      HSR Act Filings . . . . . . . . . . . . . . . . . . . . .   34
                  6.6.      Additional Reports  . . . . . . . . . . . . . . . . . . .   34
                  6.7.      Air Bed Contract  . . . . . . . . . . . . . . . . . . . .   34
                  6.8.      Other Transactions  . . . . . . . . . . . . . . . . . . .   34

                                             ARTICLE VII.

                                      COVENANTS OF THE PURCHASERS . . . . . . . . . .   35

                  7.1.      Cooperation . . . . . . . . . . . . . . . . . . . . . . .   35
                  7.2.      Confidentiality                                             35
                  7.3.      Consents and Conditions . . . . . . . . . . . . . . . . .   35



                                      (ii)

                                                                                      Page
                  7.4.      HSR Act Filings; Compliance with Antitrust and
                            Competition Laws  . . . . . . . . . . . . . . . . . . . .   35
                  7.5.      Permits, Bonds and Guarantees . . . . . . . . . . . . . .   36

                                             ARTICLE VIII.

                                 COVENANTS RELATING TO EMPLOYMENT AND
                                           EMPLOYEE MATTERS . . . . . . . . . . . . .   36

                  8.1.      Offer of Employment . . . . . . . . . . . . . . . . . . .   36
                  8.2.      Collective Bargaining and Other Agreements  . . . . . . .   37
                  8.3.      Employee Benefit Plans  . . . . . . . . . . . . . . . . .   37
                  8.4.      Termination Obligations . . . . . . . . . . . . . . . . .   37
                  8.5.      Indemnification . . . . . . . . . . . . . . . . . . . . .   37
                  8.6       COBRA Coverage  . . . . . . . . . . . . . . . . . . . . .   38


                                              ARTICLE IX.

                  CONDITIONS PRECEDENT TO THE PURCHASERS' OBLIGATIONS . . . . . . . .   38

                  9.1.      Representations, Warranties and Covenants . . . . . . . .   39
                  9.2.      HSR Act . . . . . . . . . . . . . . . . . . . . . . . . .   39
                  9.3.      No Prohibition  . . . . . . . . . . . . . . . . . . . . .   39
                  9.4.      Opinion of the Seller's Counsel . . . . . . . . . . . . .   39
                  9.5.      Delivery of Documents . . . . . . . . . . . . . . . . . .   39
                  9.6.      Consents; Permits . . . . . . . . . . . . . . . . . . . .   40

                                              ARTICLE X.

                  CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS  . . . . . . . . .   40

                  10.1.     Representations, Warranties and Covenants . . . . . . . .   40
                  10.2.     HSR Act . . . . . . . . . . . . . . . . . . . . . . . . .   41
                  10.3.     No Prohibition  . . . . . . . . . . . . . . . . . . . . .   41
                  10.4.     Opinion of the Purchasers' Counsel  . . . . . . . . . . .   41
                  10.5.     Delivery of Documents . . . . . . . . . . . . . . . . . .   41
                  10.6.     Consents; Permits . . . . . . . . . . . . . . . . . . . .   41

                                              ARTICLE XI.

                                   ADDITIONAL POST-CLOSING COVENANTS  . . . . . . . .   41

                  11.1.     Further Assurances  . . . . . . . . . . . . . . . . . . .   41
                  11.2.     Public Announcements  . . . . . . . . . . . . . . . . . .   43




                                      (iii)

                                                                                      Page
                  11.3.     Joint Post-Closing Covenant of the Seller and the
                            Purchasers  . . . . . . . . . . . . . . . . . . . . . . .   43
                  11.4.     Books and Records; Personnel  . . . . . . . . . . . . . .   43
                  11.5.     Solicitation of Employees . . . . . . . . . . . . . . . .   44
                  11.6.     Corporate Name  . . . . . . . . . . . . . . . . . . . . .   44
                  11.7.     Maintenance of Insurance  . . . . . . . . . . . . . . . .   45

                                             ARTICLE XII.

                                         GOVERNMENT CONTRACTS . . . . . . . . . . . .   45

                  12.1.     Government Contracts  . . . . . . . . . . . . . . . . . .   45
                  12.2.     Performance Under Nonassigned Contracts . . . . . . . . .   45
                  12.3.     Assignment After Closing  . . . . . . . . . . . . . . . .   46

                                             ARTICLE XIII.

                                  INDEMNIFICATION AND RELATED MATTERS . . . . . . . .   46

                  13.1.     Indemnification by the Seller . . . . . . . . . . . . . .   46
                  13.2.     Indemnification by the Purchasers . . . . . . . . . . . .   47
                  13.3.     Determination of Damages and Related Matters  . . . . . .   48
                  13.4.     Limitation on Indemnification Liabilities . . . . . . . .   48
                  13.5.     Survival of Representations, Warranties and Covenants . .   49
                  13.6.     Notice of Indemnification . . . . . . . . . . . . . . . .   49
                  13.7.     Defense of Third Party Claims . . . . . . . . . . . . . .   49
                  13.8.     Exclusive Remedy  . . . . . . . . . . . . . . . . . . . .   50

                                             ARTICLE XIV.

                                              TERMINATION . . . . . . . . . . . . . .   51

                  14.1.     Termination . . . . . . . . . . . . . . . . . . . . . . .   51
                  14.2.     Liabilities After Termination . . . . . . . . . . . . . .   51

                                              ARTICLE XV.

                                             MISCELLANEOUS  . . . . . . . . . . . . .   52

                  15.1.     Definitions . . . . . . . . . . . . . . . . . . . . . . .   52
                  15.2.     Knowledge                                                   59
                  15.3.     Prorations  . . . . . . . . . . . . . . . . . . . . . . .   59
                  15.4.     Waiver of Compliance with Bulk Transfer Laws  . . . . . .   60
                  15.5.     Entire Agreement  . . . . . . . . . . . . . . . . . . . .   60



                                      (iv)


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
                                                                                      Page
                  15.6.     Governing Law . . . . . . . . . . . . . . . . . . . . . .   60
                  15.7.     Transfer Taxes  . . . . . . . . . . . . . . . . . . . . .   60
                  15.8.     Expenses  . . . . . . . . . . . . . . . . . . . . . . . .   61
                  15.9.     Table of Contents and Headings  . . . . . . . . . . . . .   61
                  15.10.    Notices . . . . . . . . . . . . . . . . . . . . . . . . .   61
                  15.11.    Severability  . . . . . . . . . . . . . . . . . . . . . .   62
                  15.12.    Binding Effect; No Assignment . . . . . . . . . . . . . .   62
                  15.13.    Amendments  . . . . . . . . . . . . . . . . . . . . . . .   63
                  15.14.    Guarantee . . . . . . . . . . . . . . . . . . . . . . . .   63
                  15.15.    Counterparts  . . . . . . . . . . . . . . . . . . . . . .   63





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
                             Exhibits and Schedules

            Schedule 1.1(d)          --Real Property
            Schedule 1.1(e)          --Intellectual Property
            Schedule 1.1(f)          --Permits
            Schedule 1.1(g)          --Contracts
            Schedule 1.2(d)          --Excluded Contracts
            Schedule 1.2(k)          --Other Excluded Assets
            Schedule 1.3(b)          --Warranty Obligations
            Schedule 2.3(a)          --Exceptions to GAAP
            Schedule 4.4(c)          --Title to Real Property
            Schedule 4.5             --Consents
            Schedule 4.6             --Financial Statements
            Schedule 4.7             -- Absence of Certain Business Developments
            Schedule 4.8(a)          --Breaches or Termination of Material
                                        Contracts
            Schedule 4.8(b)          --Distributors
            Schedule 4.9             --Intangible Property
            Schedule 4.11(a)         --Employee Plans
            Schedule 4.11(f)         -- Retiree Welfare Benefits
            Schedule 4.11(h)         --Employee Matters
            Schedule 4.11(i)         --Collective Bargaining Matters
            Schedule 4.11(j)         --Notice of Termination
            Schedule 4.12            --Litigation
            Schedule 4.13            --Compliance with Law
            Schedule 4.14            --Assets Necessary to Conduct Business
            Schedule 4.15            --Environmental Matters
            Schedule 4.15(h)         --Underground Tanks
            Schedule 4.17            --Products Liability
            Schedule 4.18            --Safe Medical Devices Act
            Schedule 4.22            -- Corporate Expenses
            Schedule 8.2             --Collective Bargaining and Other
                                        Agreements
            Schedule 9.6             --Consents; Permits
            Schedule 10.6            --Consents; Permits
            Schedule 15.1(a)         -- Location
            Schedule 15.1(b)         -- Permitted Exceptions
            Schedule 15.2            -- Knowledge
            Exhibit A                --Allocation of Purchase Price
            Exhibit B                -- Covenant Not to Compete





                                      (vi)

                              ASSET SALE AGREEMENT


                            ASSET SALE AGREEMENT (the "Agreement"), dated as of
            March 13, 1996, by and between Lumex, Inc., a New York corporation (the "Seller"), MUL Acquisition Corp. I, a Delaware corporation ("Purchaser I") and MUL Acquisition Corp. II, a Delaware corporation ("Purchaser II") (Purchaser I and Purchaser II are collectively referred to herein as the "Purchasers") and Fuqua Enterprises, Inc., a Delaware corporation ("Parent").


                             W I T N E S S E T H :

                            WHEREAS, the Seller, through its Lumex division
            (the "Division") and an affiliated leasing company, is and has been engaged in the business of designing, manufacturing, marketing, selling, leasing and distributing a wide variety of health care products (the "Business"); and

                            WHEREAS, Purchaser I is a wholly owned subsidiary
            of Parent and Purchaser II is a wholly owned subsidiary of Purchaser I; and

                            WHEREAS, the Purchasers desire to purchase, and the
            Seller desires to sell, all of the assets and properties of the Division employed principally in the Business and, as part of such purchase and sale, the Seller desires to assign, and Purchaser I desires to assume, certain of the obligations and liabilities of the Business, subject, in each case, to the exceptions, terms and conditions set forth herein; and

                            WHEREAS, capitalized terms used herein are defined
            in Section 15.1 hereof;

                            NOW, THEREFORE, in consideration of the premises
            and the mutual representations, warranties, covenants and agreements hereinafter set forth, and upon the terms and subject to the conditions hereinafter set forth, the Purchasers and the Seller hereby agree as follows:

                                   ARTICLE I.

                             ASSETS TO BE ACQUIRED

                            1.1. Acquisition and Transfer of Assets. For the consideration hereinafter provided and upon the terms and subject to the conditions hereinafter set forth, at the Closing the Seller shall sell, assign, transfer, convey and deliver to the Purchasers, and the Purchasers shall purchase, acquire and accept from the Seller, all of the Seller's right, title and interest in and to the Business, including, without limitation, in and to all of the assets, properties, rights, contracts and claims, employed principally in the Business (except as otherwise specifically set forth in Section 1.2 hereof), wherever located, whether tangible or intangible, as the same shall exist as of the Closing (such rights, title and interest in and to all such assets, properties, rights, contracts and claims, being collectively referred to herein as the "Assets"), except that Purchaser II shall only acquire the Intangible Assets (as hereinafter defined) and Purchaser I shall acquire all of the other Assets. The Assets shall include, without limitation, all of the Seller's rights, title and interest in and to the assets, properties, rights, contracts and claims described in the following paragraphs (a) through (j) but in each case, only to the extent principally used in, held for principal use in or principally related to the Business:

                                     (a)   Tangible Personal Property.  All
                  furnishings, furniture, fixtures, office supplies, displays, vehicles, spare parts, tools, dies, machinery and equipment and other tangible personal property owned by the Seller or located on or in any of the Real Property and any and all assignable warranties of third parties with respect thereto;

                                     (b)   Inventories and Supplies.  All items
                  of inventory, including, without limitation, raw materials, work-in- process, finished goods, supplies and samples owned or held by the Seller or located on or in any of the Real Property and any and all assignable warranties of third parties with respect thereto ("Inventory");

                                     (c)   Accounts Receivable.  All accounts
                  and lease receivables and all notes receivable (whether short-term or long-term) from third parties and all deposits with third parties, together with any unpaid interest accrued thereon from the respective obligors and any security or collateral therefor, including recoverable deposits (collectively, the "Accounts Receivable");

                                     (d)   Real Property.  All of the Seller's
                  right, title and interest in the Owned Real Property and the Leased Real Property, each set forth on Schedule 1.1(d) hereto (collectively, the "Real Property"), including all buildings located thereon, any of the fixtures attached thereto and any Permits relating thereto and any assignable warranties of third parties with respect thereto;

                                     (e)   Intellectual Property and Other
                  Intangible Property Rights. (i) All patents, copyrights, tradenames, trademarks, service marks and names (registered and unregistered), and registrations thereof and applications therefor including, without limitation, those listed on
                  Schedule 1.1(e) hereto, (ii) trade secrets, know-how, and manufacturing, engineering and other technical information, and (iii) all computer programs, software and databases, in each case, owned by the Seller or licensed (to the extent assignable) to the Seller by third parties; provided, that the Seller retains the right to use "Lumex" in its corporate name until the time such name is changed in accordance with
                  Section 11.6 hereof (collectively, the "Intangible Assets");

                                     (f)   Permits.  All Permits listed on
                  Schedule 1.1(f) hereto held by the Seller (to the extent permitted by applicable Law to be transferred);

                                     (g)   Contracts.  All rights and interests
                  of the Seller in, to and under the Contracts listed on
                  Schedule 1.1(g) hereto;

                                     (h)   Books and Records.  Except as set
                  forth in Section 1.2(f) hereof, all books, records, mailing, vendor or customer lists and all files, documents, ledgers, correspondence and other data relating to the Seller's operation of the Business;

                                     (i)   Therapeutic Support Systems Leases.
                  All leases and revenue sharing agreements and interest





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

                  currently due and to become due thereon with respect to the Therapeutic Support Systems product lines; and

                                     (j)   Goodwill.  All goodwill relating to
                  the foregoing Assets and the Business.

                            1.2. Excluded Assets. Notwithstanding anything to the contrary contained in Section 1.1 hereof, the Seller and the Purchasers expressly understand and agree that the Seller is not hereunder selling, assigning, transferring, conveying or delivering to the Purchasers the following assets, properties, rights, contracts and claims (collectively, the "Excluded Assets"):

                                     (a)   cash, bank accounts, certificates of
                  deposits, treasury bills, treasury notes and marketable securities;

                                     (b)   any policy of insurance;

                                     (c)   except as set forth in Section
                  1.1(e) hereto, and to the extent not related to the Assets or used in the Business, any of the Seller's right, title or interest in or to any name, mark, trade name or trademark, either alone or in combination, and any and all goodwill represented thereby and pertaining thereto;

                                     (d)   all Contracts set forth on Schedule
                  1.2(d) hereto and all Contracts that relate solely to the Excluded Assets or the Excluded Liabilities;

                                     (e)   all prepaid charges, sums and fees
                  pertaining to any of the Excluded Assets or the Excluded Liabilities;

                                     (f)   any books, records or other data
                  relating to the Seller's ownership or operation of the Business (i) not regularly located on the premises of the Business in the ordinary course of the operation thereof, or
                  (ii) required by applicable Law to be retained by the Seller;

                                     (g)   any of the Seller's right, title and
                  interest under any Contracts, agreements, licenses, Permits, exemptions, franchises, variances, waivers, consents, approvals or other authorizations or arrangements that are not transferrable without consent (unless such consent has been obtained);

                                     (h)   any claims for refunds or rebates of
                  any previously paid taxes, levies or duties, including, without limitation, customs duties;

                                     (i)   all deferred income tax assets;

                                     (j)   any assets, properties, rights,
                  contracts or claims relating to, arising out of or in connection with the Seller's involvement with the operation of the Seller's Cybex division; and

                                     (k)   the other assets listed on Schedule
                  1.2(k) hereto.

                            1.3.     Assumed Liabilities.  Subject to Section
            1.4 hereof, as of the Closing, Purchaser I shall assume responsibility for the performance and satisfaction of the following, and only the following, liabilities of the Seller relating to the Business (collectively, the "Assumed Liabilities" and individually, an "Assumed Liability"):

                                     (a)   trade accounts payable (excluding
                  those accounts that have been paid by the Seller pursuant to issued checks that remain outstanding) as of the Closing Date;

                                     (b)   warranty obligations and normal
                  customer returns, adjustments or repairs relating to products or services sold, performed or provided by the Seller in the Business, including, without limitation, the warranty matters that are described in Schedule 1.3(b) hereto;

                                     (c)   all product liability obligations to
                  the extent not Covered by the Seller's Insurance Policies with respect to products or services sold, performed or provided prior to Closing;

                                     (d)   all accrued but unpaid wages,
                  commissions, and vacation, holiday and sick pay obligations (and any payroll taxes thereon) with respect to Employees;

                                     (e)   accrued liabilities that are in any
                  of the categories to be included on the Closing Balance

                  Sheet under the heading "Accounts Payable & Accrued Liabilities" (other than the liabilities described in clauses
                  (b) through (d) of this Section 1.3);

                                     (f)   all lease obligations for Real
                  Property arising on or after the Closing Date (except as accrued on the Initial Balance Sheet) (as both landlord and tenant) and the obligations associated with any warranties or permits with respect to the Assets that are not Excluded Assets;

                                     (g)   all of the Purchasers' liabilities
                  with respect to Employees and Transferred Employees as described under Article VIII hereof;

                                     (h)   any and all current or future
                  Environmental Costs and Liabilities arising out of, related to or in any way attributable to the current, historic or future presence of Hazardous Substance contamination at, on, under or in the facility at the Location, whether known or unknown as of the Closing Date, including without limitation any cleanup, response, removal or remedial action obligations; and

                                     (i)   all debts, claims, liabilities,
                  obligations, damages and expenses (collectively, the "Liabilities") of every kind and nature, whether known, unknown, contingent, absolute, determined, indeterminable or otherwise on the Closing Date, to the extent relating to or arising from the operation of the Business in the ordinary course.

                            1.4. Excluded Liabilities. The Purchasers shall not assume or become liable for any debts, obligations, commitments, or liabilities of the Seller, whether known or unknown, absolute, contingent, or otherwise, whether accrued or unaccrued and whether or not related to the Assets, except for the Assumed Liabilities (the obligations and liabilities of the Seller not assumed by the Purchasers are hereinafter referred to as the "Excluded Liabilities") including without limitation, the following:

                                     (a)   Any losses, costs, expenses,
                  damages, claims, demands and judgments of every kind and nature (including the defense thereof and reasonable attorneys' and other professional fees) related to, arising out of, or in connection with the Seller's involvement with the operation of the Seller's Cybex division;

                                     (b)   Any losses, costs, expenses, damages
                  claims, demands and judgments of every kind and nature (including the defense thereof and reasonable attorneys' and other professional fees) related to, arising out of, or in connection with the Seller's failure to comply with the Bulk Transfer Act or any similar statute as enacted in any jurisdiction, domestic or foreign in which any of the Assets are located;

                                     (c)   Any liabilities or obligations of
                  the Seller relating to the Excluded Assets;

                                     (d)   Any and all Taxes payable, whether
                  currently payable or a deferred payable obligation, by the Seller with respect to the ownership of the Assets or the operation of the Business on or prior to the Closing Date;

                                     (e)   Any and all current and future
                  Environmental Costs and Liabilities arising out of, related to or in any way attributable to the ownership or operation of facilities, premises or properties formerly, but no longer as of the Closing Date, owned or operated by the Seller or any affiliated company;

                                     (f)   Any of the Seller's obligations,
                  liabilities, costs or expenses described in Section 15.8 hereof and the matters referred to in paragraphs I and III of
                  Schedule 4.12;

                                     (g)   All events occurring prior to the
                  Closing Date that are Covered by the Seller's Insurance Policies (including, without limitation, workers compensation obligations with respect to occurrences prior to the Closing Date and product liability obligations with respect to products or services sold, performed or provided prior to the Closing Date);

                                     (h)   Any indebtedness of the Seller for
                  borrowed money under a bank credit agreement or industrial revenue bonds;

                                     (i)  Any liabilities or obligations of the
                  Seller with respect to (i) each of the agreements listed in Section 4.7(a)(viii) of Schedule 4.7, and (ii) the change of control agreements between the Seller and each of John R. Cowin, dated as of January 20, 1992, and Gene Ryan, dated as of June 1, 1992;

                                     (j)   Any and all liabilities and costs
                  related to or resulting from the compliance review of the Seller to be conducted by the Office of Federal Contract Compliance Programs, notification of which was received by the Seller in a letter dated May 1, 1995;

                                     (k)  Any and all Liabilities with respect
                  to the Seller's obligations under Article VIII hereof; and

                                     (l)  Any and all liabilities, costs and
                  expenses associated with the removal, remediation, clean up or other corrective action related to the asbestos in the tar on the roof of the facility at the Location.

                                  ARTICLE II.

                                 PURCHASE PRICE

                            2.1. Purchase Price and Payment. The aggregate purchase price to be paid by the Purchasers to the Seller for the Assets and the Assumed Liabilities shall be $40,750,000 (the "Purchase Price"), subject to adjustment as provided in Section 2.2 hereof. The portion of the Purchase Price allocable to the Intangible Assets pursuant to Section 2.3 hereof shall be paid by Purchaser II. The balance of the Purchase Price shall be paid by Purchaser I. Payment of the Purchase Price shall be in U.S. dollars, and shall be made no later than 11:30 a.m. (New York City time) on the Closing Date by wire transfer of immediately available funds to the account or accounts designated by the Seller.

                            2.2.     Post-Closing Purchase Price Adjustment.

                                     (a)   As soon as practicable (but in no
                  event later than 60 days) following the Closing Date, the Seller shall prepare and deliver to the Purchasers a statement of net assets to be sold for the Business as of the Closing Date (the "Closing Balance Sheet"), which shall include a computation of the Preliminary Net Assets Adjustment (as defined below). The Closing Balance Sheet shall be prepared by the Seller in accordance with GAAP except as set forth in Schedule

                  2.3(a) and on a basis consistent with the Initial Balance
                    Sheet.

                                     (b)   The "Preliminary Net Assets
                  Adjustment" shall equal the amount of Net Assets reflected on the Initial Balance Sheet minus the amount of Net Assets reflected on the Closing Balance Sheet. As used herein, "Net Assets" shall mean the total assets (excluding (i) any assets that are Excluded Assets and (ii) with respect to the Closing Balance Sheet only, the Excess Lancaster Inventory) of the Business less the notes and accounts payable and accrued liabilities (excluding any accrued liabilities that are Excluded Liabilities), as reflected on the Initial Balance Sheet or the Closing Balance Sheet, as the case may be.

                                     (c)   Following the Closing Date, the
                  Purchasers shall afford the Seller and its representatives access to all books and records relating to the Business and make available the assistance of any employees of the Purchasers related to the Business, in each case as is necessary to enable the Seller to prepare the Closing Balance Sheet and to calculate the Preliminary Net Assets Adjustment.

                                     (d)   The Purchasers and its
                  representatives shall have a period of 20 days to review the Closing Balance Sheet and the calculation of the Preliminary Net Assets Adjustment following delivery of the Closing Balance Sheet by the Seller. During such period, the Seller shall afford the Purchasers and its representatives access to any of its books, records and work papers necessary to enable the Purchasers and its representatives to review the Closing Balance Sheet and the calculation of the Preliminary Net Assets Adjustment. The Purchasers may dispute any amounts reflected in the Preliminary Net Assets Adjustment by giving notice in writing to the Seller specifying each of the disputed items and setting forth in reasonable detail the basis for such dispute; provided, however, that the Purchasers may only dispute the calculation of the Preliminary Net Assets Adjustment to the extent that the aggregate of all items in dispute would reduce the Preliminary Net Assets Adjustment by more than $75,000 (in which case the dispute shall be for all amounts). Failure by the Purchasers to dispute the amounts reflected in the Preliminary Net Assets Adjustment within 20 days of delivery of the Closing Balance Sheet by the

                  Seller shall be deemed an acquiescence therein by the Purchasers. If within 30 days after delivery by the Purchasers to the Seller of any notice of dispute, the Purchasers and the Seller are unable to resolve all of such disputed items, then any remaining items in dispute shall be submitted to Coopers & Lybrand, or if Coopers & Lybrand is not available, then an independent nationally recognized accounting firm other than Ernst & Young LLP (the "Arbitrator"). The Arbitrator shall determine the remaining disputed items and report to the Seller and the Purchasers upon such items. The Arbitrator's decision shall be final, conclusive and binding on all parties. The fees and disbursements of the Arbitrator shall be borne equally by the Purchasers and the Seller. The Preliminary Net Assets Adjustment if undisputed or deemed undisputed or as determined in accordance with the procedure outlined above shall be the "Final Net Assets Adjustment."

                                     (e)   If the amount of the Final Net
                  Assets Adjustment is positive then the Purchase Price shall be decreased by an amount equal to the Final Net Assets Adjustment and the Seller shall promptly pay to the appropriate Purchasers an amount equal to the Final Net Assets Adjustment in cash.

                                     (f)   If the amount of the Final Net
                  Assets Adjustment is negative then the Purchase Price shall be increased by such amount and the appropriate Purchasers shall promptly pay to the Seller an amount equal to the Final Net Assets Adjustment in cash.

                            2.3.     Allocation of Purchase Price.  The
            Purchasers and the Seller hereby agree that the Purchase Price shall be allocated among the Assets in accordance with Section 1060 of the Code in the manner set forth on Exhibit A hereto. Subject to the requirements of any applicable Tax law, all Tax Returns and reports filed by the Purchasers and the Seller shall be prepared consistently with such allocation. In the event of any purchase price adjustment hereunder, the Purchasers and the Seller agree to adjust such allocation to reflect such purchase price adjustment and to file consistently any tax returns and reports required as a result of such purchase price adjustment.

                                  ARTICLE III.

                                  THE CLOSING

                            3.1. Closing Date. The Closing shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York at 10:00 A.M., on the fifth business day after the conditions set forth in Articles IX and X hereof have been satisfied or waived, or at such other place and at such other time and date as may be mutually agreed upon by the Purchasers and the Seller; provided that the Closing shall not take place prior to April 1, 1996 without the consent of the Purchasers. The date of the Closing is referred to in this Agreement as the "Closing Date."

                            3.2. Proceedings at Closing. All proceedings to be taken and all documents to be executed and delivered by the Seller in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Purchasers and its counsel. All proceedings to be taken and all documents to be executed and delivered by the Purchasers in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Seller and its counsel. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken, executed and delivered simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

                            3.3.     Deliveries by the Seller to the
            Purchasers. At the Closing, the Seller shall deliver, or shall cause to be delivered, to the Purchasers the following:

                                     (a)  executed assignments, patent
                  assignments, trademark assignments, bills of sale and/or certificates of title and any other documents, dated the Closing Date, transferring to the Purchasers all of the Assets;

                                     (b)  an executed assignment and assumption
                  agreement, in form reasonably acceptable to the Seller and the Purchasers (the "Assignment and Assumption Agreement");

                                     (c)   an executed Covenant Not to Compete,
                  substantially in the form of Exhibit B hereto (the "Covenant Not to Compete");

                                     (d)     the certificate referred to in
                  Section 9.1(c) hereof signed by a duly authorized officer of the Seller;

                                     (e)   the opinion of counsel for the
                  Seller referred to in Section 9.4 hereof;

                                     (f)     a certificate, in a form
                  reasonably satisfactory to the Purchasers, of the Seller stating under penalties of perjury the Seller's United States taxpayer identification number and that the Seller is not a foreign person within the meaning of Section 1445(b)(2) of the Code;

                                     (g)   a receipt for the Purchase Price;

                                     (h)   copies of the consents and waivers
                  described in Section 9.6 hereof;

                                     (i)   copies of good standing certificates
                  from the appropriate governmental authorities in the Commonwealth of Pennsylvania and the States of New York, Tennessee and California;

                                     (j)   a bargain and sale deed (the "Deed")
                  for each Owned Real Property (or the statutory equivalent thereof in the jurisdiction in which the Owned Real Property is located);

                                     (k)  an Assignment and Assumption of
                  Leases (the "Lease Assignment") for the Leased Real Property in form reasonably satisfactory to the Seller and Purchasers; and

                                     (l)  an Assignment and Assumption of
                  Warranties and Permits (the "W&P Assignment") in form reasonably satisfactory to the Seller and the Purchasers.

                            3.4.     Deliveries by the Purchasers to the
            Seller. At the Closing, the Purchasers shall deliver to the Seller the following:

                                     (a)   immediately available funds in the
                  amount of the Purchase Price by wire transfer as provided in
                  Section 2.1 hereof;

                                     (b)   the certificate referred to in
                  Section 10.1(c) hereof signed by a duly authorized officer of the Purchasers;

                                     (c)   the opinion of counsel for the
                  Purchasers referred to in Section 10.4 hereof;

                                     (d)   the Assignment and Assumption
                  Agreement duly executed by an authorized officer of the Purchasers;

                                     (e)  executed Lease Assignments and W&P
                  Assignments; and

                                     (f)  any and all transfer affidavits or
                  certificates required by applicable law in order to effectuate the recording of the Deeds and the assignment of the Leased Real Property.


                                  ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                            The Seller hereby represents and warrants to the
            Purchasers and Parent as follows:

                            4.1. Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The Seller is duly qualified and is in good standing as a foreign corporation in each of the jurisdictions where it owns or leases property in connection with the Business, or employs employees with respect to the Business except where the failure to be so qualified would not have a Material Adverse Effect.

                            4.2. Authorization of Agreement. The Seller has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instru-ment or certificate contemplated by this Agreement or to be executed by the Seller in connection with the consummation of the transactions contemplated by this Agreement (all such other agreements, documents, instruments and certificates required to be executed by the Seller being hereinafter referred to, collectively, as the "Seller Documents"), and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by the Seller of this Agreement and each of the Seller Documents has been duly authorized by all necessary corporate action on the part of the Seller. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly executed and delivered by the Seller, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). None of the execution and delivery by the Seller of this Agreement and the Seller Documents, or the consummation of the transactions contemplated hereby or thereby, or compliance by the Seller with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Seller, (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any Contract or Order relating to the Business to which the Seller is a party or by which it or any of the Assets is bound or subject, (iii) constitute a violation of any Law applicable to the Seller, or (iv) result in the creation of any Lien (other than any Lien in favor of the Purchasers) upon any of the Assets, except, in each case, for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the transactions contemplated hereby or have a Material Adverse Effect.

                            4.3.     Title to Assets other than Real Property.

                                     (a)   The Seller has good and valid title
                  to or, in the case of leased properties, a valid leasehold interest in, all the Assets other than the Real Property, including all of such Assets reflected on the

                  Initial Balance Sheet (except Inventory disposed of in the ordinary course of business after December 31, 1995), free and clear of all Liens other than Permitted Exceptions. The Seller owns, has valid leasehold interests in or valid contractual rights to use, all of the Assets, tangible and intangible, used by, or necessary for the conduct of the Business.

                                     (b)   The machinery, tools, equipment and
                  other tangible physical assets included in the Assets are in good working order, normal wear and tear excepted, are being used or are useful in the Business at its present level of activity and are in an operating condition sufficient to conduct the Business as now being conducted.

                            4.4.     Title to Real Property.

                                     (a)   The Seller owns title in fee simple
                  to the Owned Real Property free and clear of all Liens other than Permitted Exceptions and, to the Seller's knowledge, such title to the Owned Real Property is good and marketable, other than with respect to the facility at the Location as it relates to the Known Environmental Condition. The Owned Real Property and the Leased Real Property identified on Schedule 1.1(d) constitute all real property or real property interests principally used by the Seller in the conduct of the Business.

                                     (b)   The Seller has received no notice of
                  any default from the landlord or lessor of any of the Leased Real Property. The Seller has a valid leasehold interest in all of the Leased Real Property subject to the terms and conditions of the applicable leases relating thereto, free and clear of all Liens other than Permitted Exceptions.

                                     (c)   Except as set forth on Schedule
                  4.4(c) hereto, to the Seller's knowledge, with respect to any of the buildings, structures, improvements and fixtures used in the Business, owned or leased by the Seller, except for normal wear and tear, there are no material defects with respect thereto which would impair the day-to-day use of any such buildings, structures, improvements or fixtures as currently used.

                                     (d)   The Seller has in full force and
                  effect all Permits necessary to use or occupy the Real
                  Property.

                            4.5. Consents. No consent, waiver, approval, or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Seller in connection with the execution and delivery by the Seller of this Agreement or the Seller Documents, or the compliance by the Seller with any of the provisions hereof or thereof, except (i) as set forth on Schedule 4.5 hereto, (ii) for compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act"), (iii) consents, waivers, approvals, Orders or Permits, if any, which the Purchasers are required to obtain and (iv) consents, waivers, approvals, Orders or Permits whose failure to obtain would not in the aggregate have a Material Adverse Effect.

                            4.6. Financial Statements. The Initial Balance Sheet and the statement of sales and direct operating expenses of the Business for the fiscal year ended December 31, 1995, copies of which are attached hereto as Schedule 4.6 (collectively, the "Financial Statements"), have been prepared in accordance with GAAP except as set forth in the notes thereto and present fairly the financial position and results of operations of the Business at the date and for the period indicated. Accounts Receivable created since December 31, 1995 have been accrued on the books of the Business in the ordinary course of business consistent with past practice and in accordance with GAAP. Since December 31, 1995, the Inventory has been accrued on the books of the Business in the ordinary course of business consistent with past practice and in accordance with GAAP.

                            4.7. Absence of Certain Developments. (a) Except as set forth on Schedule 4.7 hereto or as contemplated by this Agreement, since January 1, 1995, the Seller has conducted the Business only in the ordinary course and has not with respect to the Business:


                              (i) mortgaged, pledged or subjected to lien, restriction or any other Lien any of the property, businesses or assets, tangible or intangible, of the Business, except for Permitted Exceptions;

                              (ii) with the exception of the business related to Therapeutic Support Systems, sold, transferred, leased or loaned to others or otherwise disposed of any of its assets (or committed to do any of the foregoing), including the payment of any loans owed to any affiliate, except for inventory sold to customers in the ordinary course of business and consistent with prior practice, or canceled, waived, released or otherwise compromised any debt or claim, or any right of significant value, except in the ordinary course of the Business and consistent with prior practice;


                              (iii)  suffered any damage or destruction
                  (whether or not covered by insurance) which has had or is reasonably likely to have a Material Adverse Effect;


                              (iv)   made or committed to make any capital
                  expenditures or capital additions or betterments with respect to the Assets or the Business in excess of an aggregate of $1,000,000;


                              (v) encountered any labor union organizing activity with respect to non-union workers, had any actual or, to the Seller's knowledge, threatened employee strikes, or, to the Seller's knowledge, any material work stoppages, slow-downs or lock-outs related to any labor union organizing activity or any actual or, to the Seller's knowledge, threatened employee strikes;


                              (vi)   instituted any litigation, action or
                  proceeding before any court, governmental body or arbitration tribunal relating to it or its property, except for litigation, actions or proceedings instituted in the ordinary course of the Business and consistent with prior practice;


                              (vii) acquired, or agreed to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or


                              (viii) increased, or agreed or promised to
                  increase, the compensation of any officer, employee or agent of the Seller in the Business, directly or indirectly, including by means of any bonus, pension plan, profit sharing, deferred compensation, savings, insurance, retirement, or any other employee benefit plan, except in the ordinary course of the Business and consistent with prior practice.

                            (b) Except as set forth on Schedule 4.7 hereto or as contemplated by this Agreement, since January 1, 1996, the Seller has conducted the Business only in the ordinary course and has not with respect to the Business:


                              (i)    incurred any obligation or liability,
                  absolute, accrued, contingent or otherwise, whether due or to become due, except liabilities or obligations incurred in the ordinary course of business and consistent with prior practice;


                              (ii) acquired, or agreed to acquire, any assets which are material, individually or in the aggregate to the Business; or


                              (iii)  increased promotional or advertising
                  expenditures except in the ordinary course of the Business and consistent with prior practice or otherwise changed its policies or practices with respect thereto in any material respects.

                            4.8.     Contracts.

                                     (a)   Except as set forth on Schedule
                  4.8(a) hereto, each of the Contracts included in the Assets is in full force and effect, and, to the knowledge of the Seller, there exists no breach of, violation of or default under any of such Contracts by the Seller or any other party to any of such Contracts or any event which, with notice or lapse of time, or both, will create a breach or violation thereof or default thereunder by the Seller or any other party to any of such Contracts, except for any breaches, violations or defaults which in the aggregate would not have a Material Adverse Effect. Except as set forth in Schedule 4.8(a) hereto, there exists no actual or, to the knowledge of the Seller, threatened termination, cancellation or limitation of, or any amendment, modification or change to, any Contract that was not made in the ordinary course of the Business and that has had or is reasonably likely to have, individually or in the aggregate with similar arrangements, a Material Adverse Effect.

                                     (b)   Schedule 4.8(b) hereto contains a
                  true and correct list of all persons that are currently directly authorized to distribute, sell or resell products of the Business anywhere in the world. As to each distributor so listed, Schedule 4.8(b) indicates the territory in which such distributor is directly authorized by the Seller to distribute such products within such territory or any part thereof.

                            4.9.     Intangible Assets.

                                     (a)   Attached Schedule 4.9 hereto sets
                  forth a complete and correct list of all patent, copyright and trademark registrations and applications for any of them included in the Intangible Assets, together with a complete list of all written agreements containing licenses granted by or to the Seller with respect to any of the Intangible Assets. All such Intangible Assets reflected on Schedule 4.9 as owned by the Seller are owned by the Seller free and clear of all liens and security interests, except as set forth on
                  Schedule 4.9.  All such Intangible Assets reflected on
                  Schedule 4.9 used (but not owned) by the Seller under license, lease or otherwise are used by the Seller pursuant to terms of binding agreements. Except as set forth on
                  Schedule 4.9, the transactions contemplated by this Agreement will not cause a breach or default under any license or similar agreement relating to the Intangible Assets. The Seller, with respect to the Business, is not currently in receipt of any notice of violation of the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset. To the Seller's knowledge, the Seller has not disclosed any trade secrets, know-how, inventions, or other confidential technical information material to the operation of the Business to any other party within the last two years except in the ordinary course of business or in accordance with any license, lease or similar agreement containing confidentiality and non-disclosure provisions requiring such other parties to keep the disclosed information confidential. To the knowledge of the Seller, no party to whom the Seller has disclosed such information has breached such obligation of confidentiality.

                                     (b)   Schedule 4.9 hereto contains a
                  complete and accurate list of the material computer software and databases that are owned by the Seller and used in the Business (the "Owned Software"). Except as set forth on
                  Schedule 4.9, the Seller has exclusive rights and title to the Owned Software (including any intellectual property rights therein), free and clear of all Liens.

                                     (c)   Schedule 4.9 hereto contains a
                  complete and accurate list of all material computer software, databases and other intellectual property that is used by the Seller under license in the operation of the Business (other than commercially available over-the- counter "shrinkwrap" software) (the "Licensed Software"). Schedule 4.9 also sets forth a list of all license agreements pursuant to which the Seller has obtained the right to use the Licensed Software. Except as described on Schedule 4.9, the Seller has the right and license to use, sublicense, modify and copy the Licensed Software in accordance with the terms of its licenses. The Seller is in full compliance with all material provisions of any license, lease or other similar agreement pursuant to which the Seller has rights to use any material Licensed Software.

                                     (d)   The Owned Software and the Licensed
                  Software constitute all material software used principally in relation to the Business (the "Company Software"). Schedule
                  4.9 hereto sets forth a list of all contract programmers, independent contractors, nonemployee agents and persons or other entities (other than employees of the Seller) who have performed material computer programming services for the Seller in connection with any of the Company Software. To the knowledge of the Seller, no other person or entity is infringing any intellectual property rights of the Seller with respect to the Company Software.

                                     (e)   The Seller has ownership of, or
                  adequate licenses or other valid rights to use, all of the Intangible Assets not described in subsections (a) through
                  (e) of this Section 4.9. The Seller's use of such Intangible Assets does not conflict with, infringe upon, violate or interfere with any intellectual property rights of any other Person except for any conflicts, infringements, violations or interferences which in the aggregate would not have a Material Adverse Effect.

                            4.10.    Taxes.

                                     (a)   None of the Assets is tax-exempt use
                  property within the meaning of Section 168(h) of the Code. None of the Assets is property that is or will be required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

                                     (b)   The Seller is not a foreign person
                  within the meaning of Section 1445(b)(2) of the Code.

                                     (c)   The Seller has not failed to file a
                  Tax Return with respect to Taxes or to pay any Taxes shown on a Tax Return filed, the effect of which would result in the Purchasers, as the purchasers of the Assets, to become liable for such Taxes.

                            4.11.    Employees and Employee Benefits.

                                     (a)   Identification of plans.  Schedule
                  4.11(a) hereto contains a true and complete list of all the following arrangements, agreements or plans which are presently in effect and which cover any Employees, directors, independent contractors or retired or terminated employees of the Seller employed or engaged by the Seller in the Business (collectively, the "Plan Employees"), or any spouses, dependents, beneficiaries of any Plan Employees ("Beneficiaries"):

                                        (i) Any employee benefit plan as
                  defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") maintained by the Seller or under which the Seller has any obligation;

                                        (ii) Any other pension, profit sharing,
                  retirement, deferred compensation, stock purchase, stock option, compensation, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance, or other employee benefit plan, program or policy maintained by the Seller or under which the Seller has any obligation; and

                                        (iii)  Any employment or severance
                  contract providing for insurance coverage, severance, termination or similar coverage and all written compensation policies and practices maintained by the Seller.

                                     The plans, programs, policies, or
                  arrangements described in subparagraph (i), (ii) or (iii) are hereinafter collectively referred to as the "Employee Benefit Plans."

                                     (b)  For each Employee Benefit Plan, the
                  Seller has furnished true and complete copies of the following to the Purchasers: (i) the plan document or other operative agreement; (ii) all determination letters (or application for determination if such a letter has not been received), rulings, opinion letters, information letters, or advisory opinions issued by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation after December 31, 1989; (iii) Form 5500 annual reports (including schedules thereto) prepared for any Employee Benefit Plan with respect to the two most recent plan years; and (iv) the most recent summary plan descriptions (and any material modifications thereto) that have been prepared for any Employee Benefit Plans.

                                     (c)  The Employee Benefit Plans and their
                  related trusts intended to qualify under Sections 401(a) and 501(a) of the Code, respectively, are so qualified and administered in compliance therewith.

                                     (d)  No oral or written representation or
                  communication with respect to any aspect of the Employee Benefit Plans has been made to Employees prior to the date hereof which is not in accordance with the written or otherwise preexisting terms and provisions of such plans.

                                     (e)  All contributions, premiums and
                  payments required to be made under the terms of any Employee Benefit Plan (other than those relating to liabilities assumed by the Purchasers pursuant to Article VIII) have been made.

                                     (f)  Except as disclosed in Schedule
                  4.11(f) hereto, the Seller has neither maintained in the past nor currently maintains an Employee Benefit Plan providing welfare benefits (as defined in Section 3(1) of ERISA) to Employees after retirement or other separation from service except to the extent required under Part 6 of Title I of ERISA or Code Section 4980B. No tax under Code Sections 4980B or 5000 has been incurred with respect to any Employee Benefit Plan and no circumstance exists which could give rise to such taxes.

                                     (g)  All Plan Employees are common law
                  employees.

                                     (h)   Employee matters.  Schedule 4.11(h)
                  hereto contains a correct and complete list of (i) all Plan Employees whose direct annual compensation exceeds $50,000 and (ii) a list of all other Plan Employees in each job classification employed by the Seller in the Business. Except as disclosed in Schedule 4.11(h), the employment of all Plan Employees is terminable at will by the Seller without any penalty or severance obligation of any kind on the part of the Seller.

                                     (i)   Collective bargaining matters.
                  Except as and to the extent set forth in Schedule 4.11(i) hereto within the last three years: (i) to the knowledge of the Seller, no attempt to organize any group or all of the Plan Employees has been made, proposed or threatened; (ii) the Seller is not a party to any union agreement or collective bargaining agreement with any labor organization or employee association applicable to any of the Plan Employees; (iii) the Seller has not been notified of any pending or threatened investigations by the U.S. Department of Labor, Wage and Hour Division, with respect to the Plan Employees; (iv) the Seller has not been notified of any pending or threatened labor strike, dispute, slowdown, stoppage or lockout; (v) to the Seller's knowledge, no union claims to represent any of the Plan Employees have been made; and (vi) there is no material grievance against the Seller with respect to the Business arising out of any collective bargaining agreement or other grievance procedure.

                                     (j)   Notice concerning termination of
                  employment. Except as set forth in Schedule 4.11(j) hereto, the Seller has not received any notice prior to the date of this Agreement hereof that any of the officers or other senior level personnel of the Seller in respect of the Business, will terminate or contemplates terminating his or her employment currently or at any time before or within 60 days after the Closing Date or will otherwise not be available to the Purchasers, or not agree to employment by the Purchasers, on the same terms and conditions as his or her current employment by the Seller on the date hereof.

                                     (k)   WARN and layoff issues.  Within the
                  twelve months prior to the Closing Date, the Seller has not with respect to the Business effectuated (i) a "plant closing," as defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act"); or (ii) a "mass layoff" (as defined in the WARN Act); and the Seller has not engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law.

                            4.12.    Litigation.  Except as set forth on
            Schedule 4.12 hereto, there is no (i) outstanding Order against or involving the Assets, the Business or the Seller with respect to the Business, (ii) Legal Proceeding pending, or to the knowledge of the Seller, threatened against or involving the Assets, the Business or the Seller with respect to the Business, or (iii) to the Seller's knowledge, investigation or audit pending or threatened against or relating to the Assets, the Business or the Seller with respect to the Business (collectively, "Proceedings"), which are, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or would restrict, prohibit, prevent or seek damages in connection with the consummation of the transactions contemplated hereby.

                            4.13. Compliance with Law. Except as set forth on Schedule 4.13 hereto, the Business is currently operating in compliance with all applicable Laws, Orders and recorded restrictive covenants other than non- compliances which in the aggregate would not have a Material Adverse Effect. Except as set forth on Schedule 4.13 hereto, the Seller has neither received, nor knows of the issuance of, any notice of any such violation or alleged violation.

                            4.14. Assets Necessary to Conduct Business. Except as set forth on Schedule 4.14 hereto, the Assets include all rights, properties, interests in properties and assets reasonably necessary to permit the Purchasers to carry on the Business substantially as presently conducted by the Seller (including, without limitation, the business related to Therapeutic Support Systems). No affiliate of the Seller holds any assets used in the Business.

                            4.15. Environmental Matters. To the Seller's knowledge and except as set forth on Schedule 4.15 hereto and except for the Known Environmental Condition:

                                     (a)  There is no Environmental Litigation
                  (or any Proceeding against any Person whose liability, or any portion thereof, under any Environmental Laws has or may have been retained or assumed contractually or by operation of law by the Seller with respect to the Business) pending or threatened against the Seller with respect to (i) the ownership, use, condition or operation of the Business, the Real Property or any other Asset, or (ii) any violation or alleged violation of or liability or alleged liability under any Environmental Law or any Order related to Environmental Laws with respect to the Business, which could reasonably be expected to result in the Business incurring material Environmental Costs and Liabilities.

                                     (b)  With respect to the Business, the
                  operations of the Seller are in material compliance with (i) Environmental Laws, or (ii) any Order related to Environmental Laws, with respect to the ownership, use, condition or operation of the Business, the Real Property or any other Asset, except for instances of non-compliance which could not reasonably be expected to result in the Business incurring material Environmental Costs and Liabilities.

                                     (c)  There are no past or present actions,
                  activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis for (i) any Environmental Litigation against the Seller with respect to the Business, the Real Property or any other Asset which could reasonably be expected to result in the Business incurring material Environmental Costs and Liabilities, or
                  (ii) any Proceeding against any Person whose liability (or any portion thereof) under any Environmental Laws has or may have been retained or assumed contractually or by operation of law by the Seller with respect to the Business which could reasonably be expected to result in the Business incurring material Environmental Costs and Liabilities.

                                     (d)  Neither the Seller nor any of its
                  predecessors, current or former Subsidiaries or anyone known to the Seller has used any assets or premises of the Businesses for the handling, treatment, storage (in excess of 90 days), or disposal of any Hazardous Substances, except in material compliance with Environmental Laws.

                                     (e)  No release, discharge, spillage or
                  disposal of any Hazardous Substances has occurred or is occurring at any of the Real Property (excluding the Location) which could reasonably be expected to have a Material Adverse Effect.

                                     (f)  No soil or water in or under any of
                  the Real Property (excluding the Location) is contaminated by any Hazardous Substance which could reasonably be expected to have a Material Adverse Effect.

                                     (g)  All waste containing any Hazardous
                  Substances generated, used, handled, stored, treated or disposed of (directly or indirectly) in the operation of the Business by the Seller, has been disposed of in compliance with all applicable reporting requirements under any Environmental Laws, except for instances of noncompliance which could not reasonably be expected to result in the Business incurring material Environmental Costs and Liabilities.

                                     (h)  Schedule 4.15(h) lists all
                  underground tanks presently located at any of the Real
                  Property.

                                     (i)  No building or other improvement
                  included in the Assets contains any friable asbestos-containing materials, the presence of which could reasonably be expected to have a Material Adverse Effect.

                                     (j)  No polychlorinated biphenyls (PCB's)
                  are used or stored on or in any of the Real Property the presence of which could reasonably be expected to have a Material Adverse Effect.

                                     (k) The Seller has made available to the
                  Purchasers all material environmental site assessments and other environmental studies relating to the investigation of the possibility of the presence or existence of contamination from Hazardous Substances that are in the Seller's possession, custody or control with respect to Business, the Assets or any of the Real Property.

                            4.16. Brokers. Other than Smith Barney Inc. ("Smith Barney"), no person has acted directly or indirectly as a broker, finder or financial advisor for the Seller in connection with the negotiations relating to or the transactions contemplated by this Agreement and no Person other than Smith Barney is entitled to any fee, commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of the Seller. The Seller acknowledges that it is responsible for the payment of the fees of Smith Barney in connection with the transactions contemplated by this Agreement.

                            4.17. Products Liability of the Business. Except as set forth on Schedule 4.17, the Seller has received no written claim, and, to the knowledge of the Seller, no claim has been threatened or alleged, that any line or category of products of the Business manufactured, designed, sold or delivered by the Business contains any general defect in manufacture or design or that any product of the Business has failed in any manner that has resulted in any personal injury (including death) or property damage, in each case or in the aggregate, which would have a Material Adverse Effect.

                            4.18. Safe Medical Devices Act. No products manufactured, assembled, sold or distributed by the Business are "medical devices" for the purposes of the United States Safe Medical Devices Act (the "SMDA") or the Medical Device Amendments of 1976. Except as set forth on Schedule 4.18, since January 1, 1992, the Seller has received no written notice of any report filed under the SMDA or any similar state law from any purchaser or end user of any product of the Business. Except as set forth on
            Schedule 4.18, to the knowledge of the Seller, neither the United States Food and Drug Administration (the "FDA") nor any similar state agency (i) has commenced or is considering any investigation or inquiry concerning any product of the Business or (ii) is considering any rulemaking or other proceeding that would subject any product of the Business to the SMDA or any similar state law or to any requirement that the FDA or any state agency approve any product of the Business as a condition of its sale in the manner that such product is currently sold in the ordinary course of the Business. Except as set forth on Schedule 4.18, to the knowledge of the Seller, the products of the Business currently sold by the Seller substantially conform to all applicable codes and standards imposed by any United States federal or state governmental agency and to accepted codes and standards relating to the manufacture, distribution and sale of medical products in the United States other than non-compliance which in the aggregate would not have a Material Adverse Effect.

                            4.19. Absence of Questionable Payments. Neither the Seller with respect to the Business nor any director, officer, agent, employee or other Person acting on behalf of the Seller with respect to the Business, has used, or authorized the use of, any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government offices or others or established or maintained any unlawful or unrecorded funds in violation of any applicable laws, rules or regulations relating to foreign trade practices. Neither the Seller with respect to the Business nor any current director, officer, agent, employee or other Person acting on behalf of the Seller with respect to the Business, has accepted or received any unlawful contributions, payments, gifts, or expenditures.

                            4.20. Disclosure. The Seller has made available or caused to be made available to the Purchasers complete and correct copies of all agreements, instruments and documents set forth in the Schedules hereto or underlying a disclosure set forth in the Schedules hereto.

                            4.21. Compliance with the Immigration Reform and Control Act. The Seller with respect to the Business is in compliance with and has not violated the terms and provisions of the Immigration Reform and Control Act of 1986, or any related laws promulgated thereunder (the "Immigration Laws") in any material respects. With respect to each employee (as defined in Section 274a.1(f) of Title 8, Code of Federal Regulations) of the Business for whom compliance with the Immigration Laws by an employer (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations) is required, the Seller shall supply upon the Purchasers' request prior to the Closing Date, to the Purchasers such employee's Form I-9 (Employment Eligibility Verification Form) and all other records, documents or other papers required to be retained with the Form I-9 by the employer pursuant to the Immigration Laws. To the Seller's knowledge, the Seller with respect to the Business has never been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Laws, and it has not been fined or otherwise penalized by reason of any failure to comply with the Immigration Laws, and there is not any such proceeding pending or, to the knowledge of the Seller, threatened.

                            4.22. Corporate Expenses. The expenses under the heading "Lumex Division Related" in Schedule 4.22 represent all of the corporate expenses of the Seller that were incremental and necessary to operate the Business during the year ended December 31, 1995. Corporate expenses, such as officers' salaries, independent audit fees and expenses relating to maintaining a public company status are examples of the type of expenses that are corporate overhead and not necessary to operate the Business.

                                   ARTICLE V.

          REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS AND PARENT

                            Each of the Purchasers and Parent hereby represents
            and warrants to the Seller that:

                            5.1. Organization and Good Standing. Each of the Purchasers and Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

                            5.2. Authorization of Agreement. Each of the Purchasers and Parent has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Purchasers or Parent in connection with the consummation of the transactions contemplated by this Agreement (all such other agreements, documents, instruments and certificates required to be executed by the Purchasers or Parent being hereinafter referred to, collectively, as the "Purchasers' Documents") and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by the Purchasers or Parent of this Agreement and each Purchasers' Document has been duly authorized by all necessary action on the part of the Purchasers and/or Parent, as the case may be. This Agreement has been, and each of the Purchasers' Documents will be at or prior to the Closing, duly executed and delivered by the Purchasers and/or Parent and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and the Purchasers' Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Purchasers and/or Parent, as the case may be, enforceable against the Purchasers and/or Parent in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). None of the execution and delivery by the Purchasers or Parent of this Agreement and the Purchasers' Documents, or the consummation of the transactions contemplated hereby or thereby, or compliance by the Purchasers or Parent with any of the provisions hereof or thereof, will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Purchasers or Parent, (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any Contract or Order to which either of the Purchasers or Parent is a party or by which it or any of its properties or assets is bound or subject, or (iii) constitute a violation of any Law applicable to the Purchasers or Parent, except, in each case, for violations, conflicts, breaches or defaults which individually or in the aggregate would not materially hinder or impair the transactions contemplated hereby.

                            5.3. Consents. No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Purchasers or Parent in connection with the execution and delivery of this Agreement or the Purchasers' Documents or the compliance by the Purchasers or Parent with any of the provisions hereof or thereof, except (i) for compliance with the HSR Act, (ii) consents, waivers, approvals, Orders or Permits, if any, which the Seller is required to obtain pursuant to Section
            4.5 hereof and (iii) any novations required in connection with the Government Contracts.

                            5.4. Availability of Funds.The Purchasers have available sufficient funds to enable them to consummate the transactions contemplated by this Agreement.

                            5.5. Litigation. There is no Legal Proceeding pending or, to the knowledge of the Purchasers or Parent, threatened, that seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated by this Agreement or that questions the validity of this Agreement, the Purchasers' Documents or any action taken or to be taken by the Purchasers or Parent in connection with the consummation of the transactions contemplated hereby or thereby.

                            5.6. Brokers. No Person has acted directly or indirectly as a broker, finder or financial advisor for the Purchasers or Parent in connection with the negotiations relating to or the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Purchasers or Parent.


                                  ARTICLE VI.

                            COVENANTS OF THE SELLER

                            From and after the date hereof and until the
            Closing, the Seller hereby covenants and agrees with the Purchasers that:

                            6.1. Cooperation. The Seller shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof and shall take all commercially reasonable steps that are within its powers to cause to be satisfied those of the conditions precedent of the obligations of the Purchasers to consummate the transactions contemplated by this Agreement that are dependent on any act of the Seller.


                            6.2. Access to Documents; Opportunity to Ask Questions. The Seller shall provide the Purchasers with such information as the Purchasers from time to time reasonably may request with respect to the Business, and shall permit the Purchasers and any of the directors, officers, employees, counsel, representatives, accountants and auditors (collectively, the "Purchasers' Representatives") reasonable access, during normal business hours and upon reasonable prior notice, to the properties, corporate records and books of accounts of the Business, as the

            Purchasers from time to time reasonably may request; provided, however, that the Seller shall not be obligated to provide the Purchasers with any information the provision of which may be prohibited by law or contractual obligation. No disclosure by the Seller whatsoever during any investigation by the Purchasers shall constitute an enlargement of or additional warranty or representation of the Seller beyond those expressly set forth in this Agreement. All information and access obtained by the Purchasers in connection with the transactions contemplated by this Agreement shall be subject to the terms and conditions of the letter agreement relating to confidentiality, dated as of November 7, 1995, between the Seller and the Parent (the "Confidentiality Agreement") which Confidentiality Agreement shall terminate on the Closing Date.

                            6.3.     Conduct of Business.

                                     (a)   Except as otherwise may be
                  contemplated by this Agreement or as the Purchasers otherwise may consent to in writing (which consent shall not be unreasonably withheld), the Seller shall cause the Business to be operated in the ordinary course consistent with past practice and use reasonable efforts consistent with past practice to (i) preserve the present business operations, organization and goodwill of the Business, (ii) keep available the services of the present employees of the Business, (iii) preserve the present relationships with persons having business dealings with the Business, (iv) maintain all of the assets and properties of the Business in their current condition, normal wear and tear excepted, and
                  (v) maintain insurance in such amounts and of such kinds as is comparable to that in effect on the date hereof (with insurers of substantially the same or better financial condition).

                                     (b)   Except as otherwise may be
                  contemplated by this Agreement, required by any of the documents listed in the Schedules hereto or as the Purchasers otherwise may consent to in writing (which consent shall not be unreasonably withheld), the Seller shall not do any of the following:

                                        (i)  (A)  increase the rate of
                  compensation payable or to become payable to any of the employees or agents of the Business other than in the ordinary course of business, (B) amend in any material respect any bonus, stock option, stock purchase, profit-sharing, deferred compensation, pension, retirement or other similar plan or arrangement to or in respect of any such employee or agent, other than in the ordinary course of business and as may be required to maintain compliance with ERISA and/or the Code or (C) enter into any new, or amend in any material respect any existing, employment, severance or consulting agreement, sales agency, or other Contract with respect to the performance of personal services for the Business, other than in the ordinary course of business and as may be required to maintain compliance with ERISA and/or the Code; provided, however, that the Seller may adopt a severance or salary continuation plan in lieu of the Seller's severance policy set forth in the Seller's Personnel Policies and Procedures last revised October 1994, provided that such plan does not (1) adversely affect the Seller's or the Purchasers' obligations under Article VIII hereof prior to such adoption or (2) provide benefits in excess of or expand eligibility for benefits provided under any severance policy, plan or arrangement existing on the date of this Agreement providing similar benefits.

                                        (ii)  (A)  incur or become subject to,
                  or agree to incur or become subject to, any material obligation or liability (contingent or otherwise) relating to the Business, except (x) normal trade or business obligations (including Contracts) incurred in the ordinary course of business and consistent with past practice and (y) obligations under Contracts listed on any Schedule to this Agreement, (B) sell, assign, transfer, convey, lease or otherwise dispose of any of the Assets, other than inventory of the Business, in the ordinary course of business, (C) cancel or compromise any material debt or claim or waive or release any material right relating to the Business or the Assets, except for adjustments or settlements made in the ordinary course of business consistent with past practice, or
                  (D) acquire any material assets relating to the Business other than in the ordinary course of business.

                            6.4. Consents and Conditions; Assignment of Assets. Subject to Article XII hereof, the Seller shall use its best efforts to obtain all approvals, consents or waivers from Persons necessary to assign to the Purchasers all of the Seller's interest in the Assets or any claim, right or benefit arising thereunder or resulting therefrom (each, an "Interest") as soon as practicable; provided, however, that in no event shall the Seller be obligated to pay any consideration therefor to any third party from whom such approval, consent or waiver is requested or release any right, benefit or claim in order to obtain such approval, consent or waiver.

                            6.5.     HSR Act Filings.  As promptly as
            practicable after the execution of this Agreement (to the extent a filing has not already been made), the Seller shall file any reports or notifications that may be required to be filed under the HSR Act and shall cooperate with the Purchasers in connection with such filings or responses to requests for additional information.

                            6.6. Additional Reports. From the date hereof through the Closing Date, the Seller will make available to the Purchasers true and correct copies of all the internal management and control reports (including aging of accounts receivables, listings of accounts payable, and inventory control reports) and financial statements related to the Business and furnished to management of the Seller.

                            6.7. Air Bed Contract. The Seller agrees to consult with the Purchasers with respect to negotiations of the amendment to the First Amended and Restated Asset Purchase Agreement, dated as of February 22, 1995, between Airbed Corporation and Lumex, Inc., and shall not execute an amendment to such contract without the prior written consent of the Purchasers, which consent shall not be unreasonably withheld or delayed.

                            6.8. Other Transactions. Provided that the Purchasers are not in default under this Agreement, the Seller will not, and will direct its officers, directors, financial advisors, accountants, agents, and counsel not to (i) solicit submissions of proposals or offers from any Person other than the Purchasers relating to the acquisition of all or any material part of the Assets (an "Acquisition Proposal"), (ii) participate in any discussions or negotiations or furnish any non-public information regarding the Business to any Person other than the Purchasers or the

            Purchasers' Representatives for the purpose of selling the Assets other than in the ordinary course of business or encouraging or facilitating an Acquisition Proposal by any Person other than the Purchasers, or (iii) enter into any agreement or understanding, that would have the effect of preventing the consummation of the transactions contemplated by this Agreement.


                                  ARTICLE VII.

                          COVENANTS OF THE PURCHASERS

                            From and after the date hereof, and until the
            Closing Date, each of the Purchasers and Parent hereby covenants and agrees with the Seller that:

                            7.1. Cooperation. Each of the Purchasers and Parent shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof and shall take all commercially reasonable steps that are within its powers to cause to be satisfied those of the conditions precedent to the obligations of the Seller to consummate the transactions contemplated by this Agreement that are dependent on any act of the Purchasers or Parent.

                            7.2. Confidentiality. The Purchasers and Parent shall comply with the terms of the Confidentiality Agreement.

                            7.3.     Consents and Conditions.  Subject to
            Article XII hereof, the Purchasers and Parent shall use their best efforts to obtain all approvals, consents or waivers from Persons necessary to assign to the Purchasers all of the Seller's interest in the Assets or any claim, right or benefit arising thereunder or resulting therefrom as soon as practicable; provided, however, that in no event shall the Purchasers or Parent be obligated to pay any consideration therefor to the third party from whom such approval, consent or waiver is requested or release any right, benefit or claim in order to obtain such approval, consent or waiver.

                            7.4. HSR Act Filings; Compliance with Antitrust and Competition Laws. As promptly as practicable after the execution of this Agreement (to the extent a filing has not already been made), the Purchasers and Parent shall file all reports and notifications that may be required to be filed under the HSR Act and shall cooperate with the Seller in connection with such filings or responses to requests for additional information. The Purchasers and Parent shall use their best efforts to resolve such objections, if any, as the Antitrust Division of the Department of Justice, the Federal Trade Commission, state antitrust enforcement authorities or competition authorities of any other jurisdiction may assert under the antitrust or competition laws with respect to the transaction contemplated hereby; provided, however, that Purchasers shall not be required to commit to and/or effect the sale or other disposition of such of their assets owned already or acquired by them pursuant hereto.

                            7.5.     Permits, Bonds and Guarantees.  The
            Purchasers shall obtain as of the Closing all Permits required by any Governmental Body to be obtained prior to the Closing with respect to the operation of the Business or the ownership or operation of the Assets without any guaranty or liability of the Seller with respect thereto; provided, however, that, as provided in Section 1.1 hereof, the Seller shall assign, transfer or convey to the Purchasers at the Closing those Permits described in one or more Schedules hereto that are held by the Seller principally in connection with the Business and that can be assigned without having to obtain the consent of any Governmental Body with respect thereto or as to which any required consent has been obtained.


                                 ARTICLE VIII.

             COVENANTS RELATING TO EMPLOYMENT AND EMPLOYEE MATTERS

                            8.1.     Offer of Employment.

                                     (a)   The Purchasers may offer employment
                  as of the Closing Date to some or all of the Employees and upon such terms and conditions as the Purchasers shall determine in their sole discretion (subject to the assumption of agreements under Section 8.2 hereof). The Purchasers shall be solely responsible for all compensation accruing or to be paid on or after the Closing Date with respect to Transferred Employees and for any compensation with respect to which there are accruals on the Closing Balance Sheet.

                                     (b)   The Seller shall provide to the
                  Purchasers a statement of all accrued entitlements for Employees as of the Closing Date, including but not limited to vacation days, wages and other compensation consistent with the Benefit Arrangements.

                            8.2.     Collective Bargaining and Other
            Agreements. Except as set forth in Section 1.4(i), the Purchasers agree to assume all of the rights and obligations of the Seller under all collective bargaining agreements, employment agreements or consulting agreements listed on Schedule 8.2 and which are applicable to the Employees and in effect on the business day immediately preceding the Closing Date.

                            8.3.     Employee Benefit Plans.

                            (a) The Purchasers shall be liable for all claims
                  incurred on or after the Closing Date by any Transferred Employee under any "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA (a "Welfare Plan").

                            (b) The Seller shall be liable for all claims under
                  any other Employee Benefits Plan that are not the liability of the Purchasers under Sections 8.2, 8.3(a) or 8.4.

                            8.4. Termination Obligations. Except as set forth in Section 1.4(i), the Purchasers shall be liable for all payments that may be required to be made on or after the Closing Date to any Employee who is not a Transferred Employee employed by the Purchasers on substantially the same terms and conditions of employment as with the Seller under any termination, severance or similar plan, policy or arrangement of the Seller as a result of the transactions contemplated herein or any other event involving such Employees occurring on or after the Closing Date. The Seller shall be liable for all payments required to be made to any Transferred Employee on or before the Closing Date under any termination, severance or similar plan, policy or arrangement of the Seller.

                            8.5.     Indemnification.

                                     (a)   Except as set forth in Section
                  1.4(i), the Purchasers shall indemnify the Seller from any liability, loss, damage or expense the Seller may incur (including reasonable attorneys' fees) with respect to any claims of Employees or Transferred Employees (i) arising out of their employment with the Purchasers, (ii) under any Law relating to the termination of such Employee's or Transferred Employee's employment arising as a result of the actions of the Purchasers on or after the Closing Date and
                  (iii) in connection with Liabilities assumed by the Purchasers under this Article VIII.

                                     (b)   The Seller shall indemnify the
                  Purchasers from any liability, loss, damage or expense the Purchasers may incur (including reasonable attorneys' fees) with respect to any claims made or incurred prior to the Closing Date under a Welfare Plan or based upon events, actions or omissions occurring prior to the Closing Date.

                                     (c)  The Seller shall indemnify the
                  Purchasers from any liability, loss, damage or expense the Purchasers may incur (including reasonable attorneys' fees) as a result of claims (or any liens imposed as a result of such claims) arising out of, resulting from or related to any Employee Benefit Plan which is not the Purchasers' obligation under Sections 8.2, 8.3(a) and 8.4, or any similar plan or arrangement maintained or contributed to by the Seller (or any entity or person aggregated with the Seller under Sections 414(b),(c),(m) or (o) of the Code), whether or not previously disclosed.

                            8.6 COBRA Coverage. The Purchasers shall be responsible for complying with the requirements of Code Section 4980B and Part 6 of Title I of ERISA for Transferred Employees and their beneficiaries having a "qualifying event" (as defined in Code
            Section 4980B) on or after the Closing Date, and the Seller shall be responsible for complying with such requirements for all other Employees.


                                  ARTICLE IX.

              CONDITIONS PRECEDENT TO THE PURCHASERS' OBLIGATIONS

                            The obligation of the Purchasers to consummate the
            purchase of the Assets and the assumption of the Assumed Liabilities on the Closing Date is, at the option of the Purchasers, subject to the satisfaction of the following conditions:

                            9.1.     Representations, Warranties and Covenants.

                                     (a)   Each of the representations and
                  warranties of the Seller contained herein shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date, it being understood that to the extent that such representations and warranties were made as of a specified date the same shall continue on the Closing Date to be true and correct in all respects as of the specified date (except, in each case, representations and warranties that are not qualified by materiality shall be true in all material respects).

                                     (b)  The Seller shall have performed and
                  complied in all respects with the covenants and provisions of this Agreement required to be performed or complied with by it at or prior to the Closing Date (except covenants that are not qualified by materiality shall have been performed or complied with in all material respects).

                                     (c)  The Purchasers shall have received a
                  certificate of the Seller, dated as of the Closing Date and signed by an officer of the Seller, certifying as to the fulfillment of the conditions set forth in this Section 9.1.

                            9.2. HSR Act. All applicable waiting periods in respect of the transactions contemplated by this Agreement under the HSR Act shall have expired.

                            9.3. No Prohibition. No Law or Order of any court or administrative agency shall be in effect which prohibits the Purchasers from consummating the transactions contemplated hereby.

                            9.4. Opinion of the Seller's Counsel. The Purchasers shall have received an opinion or opinions of counsel for the Seller, dated the Closing Date in a form reasonably acceptable to the Purchasers.

                            9.5. Delivery of Documents. The Seller shall have executed and delivered to the Purchasers at the Closing bills of sale, certificates of title, an assignment agreement, patent assignments, trademark assignments and any other documents required to be delivered pursuant to Section 3.3 hereof.

                            9.6. Consents; Permits. The Seller shall have obtained all third party or governmental consents, waivers, approvals and authorizations listed on Schedule 9.6 hereto and the Seller shall have delivered copies thereof to the Purchasers.


                                   ARTICLE X.

                CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS

                            The obligation of the Seller to consummate the
            sale, transfer and assignment to the Purchasers of the Assets and the assignment of the Assumed Liabilities on the Closing Date is, at the option of the Seller, subject to the satisfaction of the following conditions.

                            10.1.    Representations, Warranties and Covenants.

                                     (a)   Each of the representations and
                  warranties of the Purchasers and Parent contained herein shall be true and correct in all respects as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date, it being understood that to the extent that such representations and warranties were made as of a specified date the same shall continue on the Closing Date to be true and correct in all respects as of the specified date (except, in each case, representations and warranties that are not qualified by materiality shall be true in all material respects).

                                     (b)   The Purchasers and Parent shall have
                  performed and complied in all respects with the covenants and provisions in this Agreement required herein to be performed or complied with by it at or prior to the Closing Date (except covenants that are not qualified by materiality shall have been performed or complied with in all material respects).

                                     (c)   The Seller shall have received a
                  certificate of the Purchasers, dated as of the Closing Date and signed by an officer of the Purchasers, certifying as to the fulfillment of the conditions set forth in this
                  Section 10.1.

                            10.2. HSR Act. All applicable waiting periods in respect of the transactions contemplated by this Agreement under the HSR Act shall have expired.

                            10.3. No Prohibition. No Law or Order of any court or administrative agency shall be in effect which prohibits the Seller from consummating the transactions contemplated hereby.

                            10.4. Opinion of the Purchasers' Counsel. The Seller shall have received an opinion or opinions of counsel for the Purchasers, dated the Closing Date in a form reasonably acceptable to the Seller.

                            10.5. Delivery of Documents. The Purchasers shall have executed and delivered to the Seller, at the Closing an assumption agreement, and any other documents required to be delivered pursuant to Section 3.4 hereof.

                            10.6. Consents; Permits. The Seller shall have obtained all consents, waivers, approvals and authorizations listed on Schedule 10.6 hereto.


                                  ARTICLE XI.

                       ADDITIONAL POST-CLOSING COVENANTS

                            11.1.    Further Assurances.

                                     (a)   From time to time after the Closing
                  Date, each of the Seller and the Purchasers shall, at its sole cost and expense, at the reasonable request of the Purchasers, execute and deliver such other and further instruments of sale, assignment, assumption, transfer and conveyance and take such other and further action as the Purchasers may reasonably request in order to vest in the Purchasers and put the Purchasers in possession of the Assets and to transfer to the Purchasers any Contracts and rights of the Seller relating to the Assets and assure to the Purchasers the benefits thereof, and, at the reasonable request of the Seller, to give effect to the Purchasers' assumption of the Assumed Liabilities.

                                     (b)  If, on the Closing Date, (i) the
                  Seller has not obtained any authorization, approval or consent (a "Consent") required to transfer, assign or novate (a "Transfer") any of the Seller's Interest in or to any of the Assets after having used its best efforts to obtain such Consent or an attempted Transfer of any of the Assets would be ineffective or the failure to have such Consent would adversely affect the Seller's ability to convey any such Asset, and (ii) the conditions precedent to the Closing set forth in Article X nevertheless have been satisfied, then such Assets shall constitute "Deferred Acquired Assets" and shall not be transferred to the Purchasers at the Closing. After the Closing, (a) the Seller will (I) continue to use commercially reasonable efforts to obtain the Consent and/or to remove any other impediments to the Transfer of each Deferred Acquired Asset and will Transfer each Deferred Acquired Asset to the Purchasers within five business days after the receipt of such Consent and/or removal of such impediment and (II) until the Transfer with respect to any Deferred Acquired Asset is accomplished, cooperate with the Purchasers in any lawful arrangement that is not unduly economically burdensome (including performance by the Seller as agent) to provide that the Purchasers shall receive the benefits of such Deferred Acquired Asset to the same extent as if it were transferred to the Purchasers at Closing, (III) until the Transfer with respect to any Deferred Acquired Asset is accomplished, enforce, at the request and for the account of the Purchasers, any of the Seller's rights thereto or interests therein against any other parties thereto (including the right to terminate any such Deferred Acquired Asset in accordance with its terms, provided that the Purchasers pay any cancellation or other fee due upon such termination) and (b) if and only to the extent that the Purchasers receive the benefits of a Deferred Acquired Asset, the Purchasers shall perform the obligations of the Seller arising with respect to such Deferred Acquired Asset to the extent that, by reason of consummation of the transactions contemplated by this Agreement, the Purchasers have control over the resources necessary to perform such obligations or reimburse the Seller for the reasonable cost of such performance. To the extent the Purchasers perform the obligations of the Seller with respect to any Deferred Acquired Asset, any account receivable created on account of such performance shall be deemed when created to be an Asset conveyed hereunder. The Purchasers will act with reasonable diligence and use commercially reasonable efforts to assist, and cooperate with, the Seller in obtaining such Consents and removing any such impediments to the transfer of the Deferred Acquired Assets.

                            11.2. Public Announcements. Neither the Seller (nor any of its affiliates) nor the Purchasers (nor any of their affiliates) shall make any public statement, including, without limitation, any press release, with respect to this Agreement and the transactions contemplated hereby, without the prior written consent of the other party (which consent may not be unreasonably withheld or delayed), except as may be required by Law, and except that following the issuance of press releases by the parties hereto with respect to the transactions contemplated hereby the parties may continue routine communications (including discussions regarding the transactions contemplated hereby) with investors and analysts.

                            11.3. Joint Post-Closing Covenant of the Seller and the Purchasers. The Seller and the Purchasers jointly covenant and agree that, from and after the Closing Date, the Seller and the Purchasers will cooperate with each other in defending or prosecuting any action, suit, proceeding, investigation or audit of the other relating to (a) the preparation and audit of the Seller's and the Purchasers' tax returns for all periods up to and including the Closing Date, and (b) any audit of the Purchasers and/or the Seller with respect to the sales, transfer and similar taxes imposed by the laws of any state, relating to the transactions contemplated by this Agreement. In furtherance hereof, the Purchasers and the Seller further covenant and agree to respond to all reasonable inquiries related to such matters and to provide, to the extent possible, substantiation of transactions and to make available and furnish appropriate documents and personnel in connection therewith.

                            11.4. Books and Records; Personnel. For a period of seven years after the Closing Date (or such longer period as may be required by any Governmental Body or ongoing Legal Proceeding):

                                     (a)   Neither the Seller nor the
                  Purchasers shall dispose of or destroy any of the business records and files of the Business. If either the Seller or the

                  Purchasers wishes to dispose of or destroy such records and files after that time, it shall first give 30 days' prior written notice (the "Notice") to the other party who shall have the right, at its option and expense, upon prior written notice to the disposing party within such 30 day period, to take possession of the records and files within 60 days after the date of the Notice.

                                     (b)   Each party to this Agreement shall
                  allow the other party and its representatives access to all business records and files of the Business, during regular business hours and upon reasonable notice at such other party's principal place of business or at any location where such records are stored, and the parties shall have the right, each at its own expense, to make copies of any such records and files; provided, however, that any such access or copying shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of the other party's business or operations (including, without limitation, matters relating to the confidentiality of such records and files).

                                     (c)   The Purchasers shall make available
                  to the Seller, upon written request and at the Seller's expense (i) the Purchasers' personnel to assist the Seller in locating and obtaining records and files maintained by the Purchasers and (ii) any of the Purchasers' personnel previously in the Seller's employ whose assistance or participation is reasonably required by the Seller in anticipation of, or preparation for, existing or future litigation, arbitration, administrative proceeding, tax return preparation or other matters in which the Seller or any of its affiliates is involved and which is related to the Business.

                            11.5. Solicitation of Employees. For a period of one year after the date of this Agreement, the Seller shall not, and shall cause its affiliates not to, cause, induce or encourage any Transferred Employee to leave the employment of the Purchasers.

                            11.6. Corporate Name. The Seller consents to the Purchasers using the name "Lumex" and the Seller will not use the tradename "Lumex", but will only use the name "Lumex" for corporate purposes until such time as it shall change its name. The Seller shall propose at the next annual meeting of its shareholders that the shareholders approve an amendment to the Seller's Certificate of Incorporation to change its name from "Lumex, Inc." and shall take all necessary steps within a reasonable time thereafter to effectuate such change.

                            11.7. Maintenance of Insurance. For a period of two years after the Closing Date, the Seller shall maintain substantially the same workers compensation insurance policy as exists on the date of this Agreement.

                                  ARTICLE XII.

                              GOVERNMENT CONTRACTS

                            12.1.    Government Contracts.  The parties
            acknowledge that, in accordance with FAR (48 C.F.R.) Section 42.1204, the Seller and Purchaser I are required to enter into a novation agreement or agreements with the United States of America with respect to contracts numbers V79P-3768; and V797P-3253; between the Seller and the United States of America (Department of Veterans Affairs Marketing Center) and contract number GS-27F-3011D between the Seller and the United States of America (General Services Administration/FSS National Furniture Center) (collectively, the "Government Contracts"). The Seller and Purchaser I will cooperate fully and will use all reasonable efforts to obtain consents to the assignment, or the novation, of each of the Government Contracts, and the Seller hereby agrees expeditiously to take all steps necessary to file requests for, and to use all reasonable efforts to obtain, approvals of all required novations or assignments with respect to the Government Contracts.

                            12.2. Performance Under Nonassigned Contracts. With respect to any Government Contracts that cannot be assigned to Purchaser I or novated for the benefit of Purchaser I on the Closing Date, the performance obligations of the Seller thereunder shall, to the fullest by applicable law and each such Government Contract, be deemed to be subcontracted or delegated to Purchaser I until any such Government Contract has effectively been assigned or novated. Purchaser I, as a subcontractor or delegate, shall perform such Government Contracts and the Seller shall, as soon as practicable, pay over to Purchaser I in full any amounts received by the Seller as a result of performance by Purchaser I of such Government Contracts. Prior to the assignment or novation of such Government Contracts to the Purchasers, the Seller, as the contracting party, shall timely take such action as is reasonably necessary to allow Purchaser I or any of its Subsidiaries to perform such Government Contracts, to receive amounts due such Government Contracts and to protect any rights that may exist or accrue under such Government Contracts until they are assigned or novated.

                            12.3. Assignment After Closing. If, after the Closing Date, the Seller and Purchaser I obtain the necessary consent for the assignment or novation of a Government Contract for which an assignment or novation is required, then such Government Contract shall be deemed to be assigned and transferred to Purchaser I promptly after the Seller and Purchaser I obtain such consent or novation. Effective upon the assignment of a Government Contract to Purchaser I, the Government Contract shall be deemed to be assumed by Purchaser I provided that the Seller shall reimburse Purchaser I for any monetary benefit received by the Seller (net of any actual out-of-pocket costs of the Seller in connection with such Government Contract) that would have accrued to Purchaser I had the Government Contract been assigned or novated as of the Closing Date. Any subcontract or other Government Contract which the Seller and Purchaser I have theretofore entered into or agreed upon in respect of such contract shall be terminated effective as of the date of such assignment.


                                 ARTICLE XIII.

                      INDEMNIFICATION AND RELATED MATTERS

                            13.1. Indemnification by the Seller. Subject to the provisions of this Article XIII, the Seller agrees to indemnify and hold the Purchasers harmless from and against all Damages resulting from or arising out of:

                                     (a)   the failure of any of the
                  representations and warranties contained in Article IV of this Agreement or in the Schedules related thereto to have been true when made and as of the Closing Date, it being understood that to the extent that any of such representations and warranties were made as of a specified date the same shall apply only to the failure of such representations and warranties to be true as of such specified date;

                                     (b)   the failure of the Seller to comply
                  with any of the covenants contained in this Agreement which are required to be performed by the Seller; and

                                     (c)   the Excluded Liabilities.

                            13.2.    Indemnification by the Purchasers.

                                      (a)  Subject to the provisions of this
                  Article XIII, the Purchasers agree to indemnify and hold the Seller harmless from and against all Damages resulting from or arising out of:

                                        (i) the failure of any of the
                  representations and warranties contained in Article V of this Agreement to have been true when made and as of the Closing Date, it being understood that to the extent that any of such representations and warranties were made as of a specified date the same shall apply only to the failure of such representations and warranties to be true as of such specified date;

                                        (ii) the failure of the Purchasers to
                  comply with any of the covenants contained in this Agreement which are required to be performed by the Purchasers;

                                        (iii) the Assumed Liabilities; and

                                        (iv) the operation of the Business or
                  ownership of the Assets on or after the Closing Date.

                                     (b)   The Purchasers shall indemnify,
                  defend and hold the Seller harmless from and against all Damages and Environmental Costs and Liabilities arising out of or relating to known or unknown Hazardous Substance contamination at the facility at the Location, including, but not limited to: (i) any cleanup, corrective removal or remedial actions or property damage arising out of any condition existing prior to or after the Closing, whether or not disclosed to or known by the Purchasers or the Seller;
                  (ii) third party claims (including, not but not limited to, claims by employees of the Seller) for personal injury relating or attributable to exposure to Hazardous Substances;
                  (iii) fines or penalties on account of the presence or suspected presence of Hazardous Substances contamination prior to or after the Closing Date;

                  (iv) any liability or obligation to modify, restore, change or improve any of the Assets in order to effectuate compliance with any applicable regulation or order in effect as of the Closing Date relating to the presence or suspected presence of Hazardous Substances contamination.

                            13.3. Determination of Damages and Related Matters. In calculating any amount payable to the Purchasers pursuant to Section 13.1 or payable to the Seller pursuant to
            Section 13.2, the Seller or the Purchasers, as the case may be, shall receive credit for (i) any tax benefit allowable as a result of the facts giving rise to the claim for indemnification, and (ii) any insurance recoveries, and no amount shall be included for the Purchasers' or the Seller's, as the case may be, special, consequential or punitive damages, unless special, consequential or punitive damages have been asserted by any third party against the party seeking indemnification. The Seller and the Purchasers agree to treat any indemnity payment made pursuant to Section 13.1 or
            Section 13.2 as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes.

                            13.4.    Limitation on Indemnification Liabilities.

                                     (a)  Except as set forth in subsection (b)
                  below, the indemnifications in favor of the Purchasers contained in Sections 13.1 (a) and 13.1(b) (a) shall not be effective until the aggregate dollar amount of all Damages indemnified against under such Section (not including any such Damages subject to Section 13.4(b) below) exceeds $640,000 (the "Threshold Amount"), and then only to the extent such aggregate amount exceeds the Threshold Amount and
                  (b) shall terminate once the dollar amount of all Damages indemnified against under such Section aggregates the Purchase Price provided that the Threshold Amount shall not apply to Excluded Liabilities, the representation made in
                  Section 4.16 hereof or the covenants contained in Section
                  11.5 hereof and the Covenant Not to Compete.

                                     (b)   In the event of a breach of Section
                  4.22, the indemnifications in favor of the Purchasers contained in Section 13.1(a) (i) shall not be effective until the aggregate dollar amount of all Lumex Division Related Expenses exceeds $250,000, and then only to the extent such aggregate amount exceeds such $250,000 and (ii) shall terminate once the dollar amount of all Damages indemnified under Sections 13.1(a) and (b) aggregates the Purchase Price.

                            13.5. Survival of Representations, Warranties and Covenants. The parties hereto agree that the representations and warranties made in this Agreement and the covenants and agreements contained herein and any indemnification with respect thereto shall survive for one year after the Closing Date; provided that (i) such limitation period shall not apply with respect to claims properly made with reasonable specificity prior to the expiration of such one year limitation period, (ii) any covenants and agreements contained herein which by their terms may cover a period in excess of one year after the Closing Date shall survive for such specified period and (iii) the indemnification obligations contained in Sections 13.1(c), 13.2(a)(iii), 13.2(a)(iv) and 13.2(b) shall survive indefinitely (the "Survival Period").

                            13.6. Notice of Indemnification. In the event any legal proceeding shall be threatened or instituted or any claim or demand shall be asserted by any person in respect of which payment may be sought by one party hereto from the other party under the provisions of this Article XIII or for breach of any of the representations and warranties set forth herein, the party seeking indemnification (the "Indemnitee") shall promptly cause written notice of the assertion of any such claim of which it has knowledge which is covered by this indemnity to be forwarded to the other party (the "Indemnitor"), which notice must be received by the Indemnitor prior to the expiration of the applicable Survival Period. Any notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement shall state specifically the representation, warranty or covenant with respect to which the claim is made, the facts giving rise to an alleged basis for the claim, and the amount of the liability asserted against the Indemnitor by reason of the claim. The failure of the Indemnitee to notify the Indemnitor of a claim shall not relieve the Indemnitor of any liability that it may have with respect to such claim, except to the extent the Indemnitor is prejudiced or adversely affected by such failure.

                            13.7. Defense of Third Party Claims. Should any legal proceeding be instituted against the Indemnitee by a third party for which the Indemnitee is entitled to indemnification under this Agreement (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

                            (a) The Indemnitee shall give the Indemnitor written notice of any such claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnitor may undertake the defense thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. If the Indemnitee desires to participate in, but not control, any such defense, it may do so at its own cost and expense. If, however, the Indemnitor fails or refuses to undertake the defense of such claim within ten (10) days after written notice of such claim has been given to the Indemnitor by the Indemnitee, the Indemnitee shall have the right to undertake the defense, and, subject to Section 13.7(b) below, settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, provide notice as specified in Section 13.6 which shall be deemed a claim for indemnification that is not a Third Party Claim for the purposes of the procedures set forth herein.

                            (b) No settlement of a Third Party Claim involving the asserted liability of the Indemnitor under this
            Article XIII shall be made without the prior written consent by or on behalf of the Indemnitor, which consent shall not be unreasonably withheld or delayed.

                            13.8. Exclusive Remedy. Except as otherwise described in Section 14.2, the exclusive remedy available to a party hereto in respect of the matters covered by Section 13.1 or
            Section 13.2 hereof shall be to proceed in the manner and subject to the limitations contained in this Article XIII.

                                  ARTICLE XIV.

                                  TERMINATION

                            14.1.    Termination.  This Agreement may be
            terminated:

                                     (a)   by the written agreement of the
                  Purchasers and the Seller;

                                     (b)   by either the Purchasers or the
                  Seller if there shall be in effect a non-appealable order of a court of competent jurisdiction permanently prohibiting the consummation of the transactions contemplated hereby;

                                     (c)   by either the Purchasers or the
                  Seller if the Closing shall not have occurred on or before May 31, 1996; and

                                     (d)   by the Purchasers if any
                  condemnation, destruction or loss due to fire or other casualty from the date hereof until the Closing Date is such that the Business is materially interrupted or curtailed or the Assets are materially affected; provided that if the Purchasers nonetheless elect to close, the Seller shall remit or assign the Seller's rights to all net condemnation proceeds or third party insurance proceeds to the Purchasers, and the Seller shall have no further liability or obligations with respect to such condemnation, destruction or loss.

                            14.2. Liabilities After Termination. Upon any termination of this Agreement pursuant to Section 14.1 above, no party hereto shall thereafter have any further liability or obligation hereunder other than the Purchasers' obligations pursuant to Section 7.2 hereof, but no such termination shall relieve either party hereto of any liability to the other party hereto for any breach of this Agreement prior to the date of such termination and each party hereto shall have all rights at law or in equity, against the other based upon such breach, including, without limitation, the right to seek specific performance.

                                  ARTICLE XV.

                                 MISCELLANEOUS

                            15.1. Definitions. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                            "Accounts Receivable" has the meaning set forth in
            Section 1.1(c) hereof.

                            "Arbitrator" has the meaning set forth in Section
            2.2(d) hereof.

                            "Assets" has the meaning set forth in Section 1.1
            hereof.

                            "Assignment and Assumption Agreement" has the
            meaning set forth in Section 3.3(b) hereof.

                            "Assumed Liabilities" has the meaning set forth in
            Section 1.3 hereof.

                            "Beneficiaries" has the meaning set forth in
            Section 4.11(a) hereof.

                            "Benefit Arrangement" means each employment or
            severance contract or arrangement providing for insurance coverage, severance, termination or similar coverage and all written compensation policies and practices maintained by the Seller covering any Employee or former Employee of the Business.

                            "Business" has the meaning set forth in the
            recitals hereof.

                            "Closing" means the consummation of the
            transactions contemplated by this Agreement.

                            "Closing Balance Sheet" has the meaning set forth
            in Section 2.2(a) hereof.


                            "Closing Date" has the meaning set forth in Section
            3.1 hereof.

                            "Code" means the Internal Revenue Code of 1986, as
            amended.

                            "Company Software" has the meaning set forth in
            Section 4.9(d) hereof.

                            "Confidentiality Agreement" has the meaning set
            forth in Section 6.2 hereof.

                            "Contract" means any contract, agreement,
            indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement.

                            "Covered by the Seller's Insurance Policies" means
            pursuant to the provisions of the Seller's insurance policies, including deductibles, self-insured retentions and covered losses in excess of policy limits.

                            "Damages" means any and all direct or indirect
            demands, claims, payments, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, causes of action, suits, losses, liabilities, costs, expenses (including without limitation, (i) interest, penalties and reasonable attorneys' fees and expenses, (ii) reasonable attorneys' fees and expenses necessary to enforce rights to indemnification hereunder, and (iii) consultant's fees and other costs of defense or investigation), and interest on any amount payable to a third party as a result of the foregoing.

                            "Deed" has the meaning set forth in Section 3.3(j)
            hereof.

                            "Division" has the meaning set forth in the
            recitals hereof.

                            "Employee Benefit Plans" has the meaning set forth
            in Section 4.11(a) hereof.

                            "Employees" means all persons employed in the
            Business on the day immediately prior to the Closing Date, including any persons on disability, sick leave, layoff or leave of absence from the Business.

                            "Environmental Costs and Liabilities" shall mean
            any Damages or Losses (including without limitation, fees, disbursements, fees and expenses of legal counsel, experts, engineers or consultants and the costs of investigation and feasibility studies, remedial or removal actions, cleanup activities or other corrective action measures necessary to bring the facilities into compliance with Laws) arising from, under or pursuant to Environmental Laws or order or contract with any Governmental Authority or Person, including without limitation, any obligation to investigate, remediate or otherwise address Hazardous Substance.

                            "Environmental Laws" means any applicable code,
            law, order, ordinance, regulation, rule or statute of any Governmental Authority relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance; but excluding any Laws relating to occupational health and safety.

                            "Environmental Litigation" means any Proceeding
            against the Seller with respect to the Business or the Assets (including, without limitation, written notice or other written communication by any Person alleging potential liability for investigatory costs, cleanup costs, private or governmental response or remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based upon, or resulting from any circumstances or state of facts forming the basis of any liability or alleged liability under, or violation or alleged violation of, any Environmental Law.

                            "ERISA" means the Employee Retirement Income
            Security Act of 1974, as amended.

                            "Excess Lancaster Inventory" means Inventory at the
            Lancaster, Pennsylvania facility the carrying value of which is in excess of $2,051,472.

                            "Excluded Assets" has the meaning set forth in
            Section 1.2 hereof.

                            "Excluded Liabilities" has the meaning set forth in
            Section 1.4 hereof.

                            "FDA" has the meaning set forth in Section 4.18
            hereof.

                            "Final Net Assets Adjustment" has the meaning set
            forth in Section 2.2(d) hereof.

                            "Financial Statements" has the meaning set forth in
            Section 4.6 hereof.

                            "GAAP" means generally accepted accounting
            principles in the United States.

                            "Governmental Authority" means any federal, state,
            county, local, foreign or other governmental or public agency, instrumentality, commission, authority, grand jury, official, board or body having jurisdiction over the Real Property or the operations conducted thereon.

                            "Governmental Body" means any government or
            governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality thereof, or any court or arbitrator (public or private).

                            "Government Contracts" has the meaning set forth in
            Section 12.1 hereof.

                            "Hazardous Substance" means (i) any hazardous
            substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, or contaminants regulated under or pursuant to Environmental Law or
            (iii) petroleum, petroleum products, or oil.

                            "HSR Act" has the meaning set forth in Section 4.5
            hereof.

                            "Indemnitee" has the meaning set forth in Section
            13.6 hereof.

                            "Indemnitor" has the meaning set forth in Section
            13.6 hereof.

                            "Initial Balance Sheet" means the audited statement
            of net assets to be sold of the Business at December 31, 1995 and attached hereto as part of Schedule 4.6.

                            "Intangible Assets" has the meaning set forth in
            Section 1.1(e) hereof.

                            "Interest" has the meaning set forth in Section 6.4
            hereof.

                            "Inventory" has the meaning set forth in Section
            1.1(b) hereof.

                            "Known Environmental Condition" means any
            environmental condition related to or otherwise attributable to the soil and ground water contamination at the Location, as disclosed by the Seller in the environmental materials made available to the Purchasers during the diligence process, including, without limitation, the Site Investigation Work Plan, Site Investigation Report and the Work Plan for Soil Remediation prepared for Suffolk County Department of Health Services by Fanning, Phillips and Molnar, as well as any Phase I or Phase II investigation undertaken by or on behalf of the Purchasers.

                            "Law" means any federal, state, local or foreign
            law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline.

                            "Lease Assignment" has the meaning set forth in
            Section 3.3(k) hereof.

                            "Leased Real Property" means all the Real Property
            leased by the Seller and used exclusively in the Business and set forth on Schedule 1.1(d).

                            "Legal Proceeding" means any judicial,
            administrative or arbitral action, suit, proceeding (public or private), claim or governmental proceeding.

                            "Liabilities" has the meaning set forth in Section
            1.3(i) hereof.

                            "Licensed Software" has the meaning set forth in
            Section 4.9(c) hereof.

                            "Lien" means any lien, pledge, mortgage, deed of
            trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

                            "Location" means the property described on Schedule
            15.1(a) hereto.

                            "Material Adverse Effect" means any material
            adverse effect on, or any effect that results in a material adverse change in, the Assets as a whole or the business, financial condition, results of operations or liabilities of the Business, as a whole.

                            "Net Assets" has the meaning set forth in Section
            2.2(b) hereof.

                            "Order" means any order, injunction, judgment,
            decree, ruling, writ, assessment or arbitration award.

                            "Owned Real Property" means all the Real Property
            owned in fee or otherwise by the Seller and used principally by the Business and set forth on Schedule 1.1(d).

                            "Owned Software" has the meaning set forth in
            Section 4.9(b) hereof.

                            "Parent" has the meaning set forth in the recitals
            hereof.

                            "Permit" means any written approval, authorization,
            consent, franchise, license, permit or certificate by any Governmental Body.

                            "Permitted Exceptions" means (i) statutory Liens
            for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings; (ii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business that are not in the aggregate material to the Business or the Assets; (iii) zoning, entitlement and other land use and environmental regulations by Governmental Bodies, provided that such regulations have not been violated; (iv) such other imperfections in title, charges, easements, restric-tions and encumbrances which are immaterial to the conduct of the Business; (vi) such exceptions described on Schedule 15.1(b) hereto; and (vii) such state of facts as would be shown on an accurate survey of each parcel of Real Property, provided that such state of facts do not materially restrict, inhibit or limit the present use of any such Real Property.

                            "Person" means any individual, corporation,
            partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Body.
                            "Plan Employees" has the meaning set forth in
            Section 4.11(a) hereof.

                            "Preliminary Net Assets Adjustment" has the meaning
            set forth in Section 2.2(b) hereof.

                            "Proceedings" has the meaning set forth in Section
            4.12 hereof.

                            "Purchase Price" has the meaning set forth in
            Section 2.1 hereof.

                            "Purchasers" has the meaning set forth in the
            recitals hereof.

                            "Purchasers' Documents" has the meaning set forth
            in Section 5.2 hereof.

                            "Purchasers' Representatives" has the meaning set
            forth in Section 6.2 hereof.

                            "Real Property" has the meaning set forth in
            Section 1.1(d) hereof.

                            "Seller" has the meaning set forth in the recitals
            hereof.

                            "Seller Documents" has the meaning set forth in
            Section 4.2 hereof.

                            "SMDA" has the meaning set forth in Section 4.18
            hereof.

                            "Smith Barney" has the meaning set forth in Section
            4.16 hereof.

                            "Survival Period" has the meaning set forth in
            Section 13.5 hereof.

                            "Taxes" or "Tax" means all taxes, fees, charges, or
            other amounts, however denominated, including any interest or penalties thereon or with respect thereto, imposed by any federal, state, local or foreign government or agency or political subdivision of any such government, including, without limitation, income, payroll, withholding, unemployment insurance, social security, sales and use, excise, franchise, gross receipts, real and personal property transfer and other similar taxes and obligations.

                            "Tax Return" means any return, declaration, report,
            claim for refund, information return, statement or other similar document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                            "Threshold Amount" has the meaning set forth in
            Section 13.4 hereof.

                            "Transferred Employees" means all Employees who
            receive and accept offers of employment from the Purchasers on or after the Closing Date.

                            "WARN Act" has the meaning set forth in Section
            4.11(k) hereof.

                            "W&P Assignment" has the meaning set forth in
            Section 3.3(l) hereof.

                            "Welfare Plan" has the meaning set forth in Section
            8.3(a) hereof.

                            15.2. Knowledge. As used in this Agreement, the terms "to the Seller's knowledge" and "to the knowledge of the Seller," or words to that effect, shall refer to matters of which any person on Schedule 15.2 has actual knowledge.

                            15.3. Prorations. The Purchasers and the Seller hereby agree as follows with regard to prorations applicable to the consummation of the transactions contemplated hereby. The parties agree that all operational expenses incurred directly in the operation of the Business, including, without limitation, utility bills, the expense of supplies, the expense of fuel, and the like, shall be prorated between the parties as of the Closing Date, and as of such date shall become the obligation and responsibility of the Purchasers. Prorations which are to be effected on the Closing Date shall be made on the Closing Date or, if such prorations cannot reasonably be made as of the Closing Date, as soon thereafter as possible and "as of" the Closing Date. In addition, all pre- paid expenses shall be prorated between the parties as of the Closing Date. The Purchasers, as of the Closing Date, shall pay such amounts as may be required to replace all deposits held with the suppliers of utilities to the Business, and to assist the Seller as may be reasonably required in obtaining a return of such deposits put in place by the Seller as of the Closing Date.

                            All personal and real property taxes and special
            and general assessments relating to the Assets shall be prorated by the parties as of the Closing Date, and all such taxes applicable to periods of time prior to the Closing Date shall be the sole obligation, responsibility and expense of the Seller, and shall be paid by the Seller. All such assessments and taxes applicable to periods following the Closing Date shall be the sole obligation, responsibility and expense of the Purchasers.

                            15.4. Waiver of Compliance with Bulk Transfer Laws. The Purchasers hereby waive compliance by the Seller with the provisions of the bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

                            15.5. Entire Agreement. This Agreement (with its Schedules and Exhibits) contains, and is intended as, a complete statement of all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and supersedes any and all previous agreements and understandings between the parties hereto with respect to those matters.

                            15.6. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

                            15.7. Transfer Taxes. The Seller shall pay (a) all transfer and documentary taxes and fees imposed with respect to instruments of conveyance in the transaction contemplated hereby and (b) all sales, use, gains, excise and other transfer or similar taxes on the transfer of the Assets contemplated hereunder. The Purchasers and the

            Seller shall cooperate with one another in promptly making any filings in connection with any such taxes. The Purchasers shall pay all costs of any title insurance coverage or endorsements that the Purchasers elects to obtain. The Purchasers or the Seller, as the case may be, shall execute and deliver to the other at the Closing any certificates or other documents as the other may reasonably request to perfect any exemption from any such transfer, documentary, sales, gains, excise or use tax.

                            15.8. Expenses. Each of the parties hereto shall bear its own expenses (including, without limitation, fees and disbursements of its counsel, accountants and other experts), incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

                            15.9. Table of Contents and Headings. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

                            15.10.   Notices.  All notices and other
            communications under this Agreement shall be in writing and shall be deemed given when delivered personally or four days after being mailed by registered mail, return receipt requested, to a party at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):

                            If to the Seller, to:

                            Lumex, Inc.
                            81 Spence Street
                            Bay Shore, New York 11706
                            Telephone: (516) 273-2200
                            Facsimile: (516) 273-1706
                            Attention:  Robert McNally
                            with a copy to:

                            Weil, Gotshal & Manges LLP
                            767 Fifth Avenue
                            New York, New York 10153
                            Telephone: (212) 310-8000
                            Facsimile: (212) 310-8007
                            Attention: Jeffrey J. Weinberg, Esq.

                            If to the Purchasers, to:

                            Fuqua Enterprises, Inc.
                            One Atlantic Center
                            Suite 5000
                            1201 West Peachtree Street
                            Atlanta, Georgia  30309
                            Telephone: (404) 815-2000
                            Facsimile: (404) 815-4529
                            Attention:  Brady W. Mullinax, Jr.

                            with a copy to:

                            Alston & Bird
                            One Atlantic Center
                            1201 West Peachtree Street
                            Atlanta, Georgia 30309-3424
                            Telephone:  (404) 881-7000
                            Facsimile:  (404) 881-7777
                            Attention:  Bryan E. Davis, Esq.

                            15.11.   Severability.  The invalidity or
            unenforceability of any provision of this Agreement shall not affect the validly or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

                            15.12. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not party to this Agreement. This Agreement shall not be assignable by any of the parties hereto without the written consent of the other parties hereto. Notwithstanding the foregoing, each of the Purchasers may, without the consent of the other parties hereto, assign and delegate its obligations and rights hereunder with respect to all of the Assets and Business or any part thereof to (i) any





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            affiliated company of either of the Purchasers, (ii) any successor of all or substantially all of either of the Purchasers' or Parent's business by way of merger, consolidation, liquidation, purchase of assets of the Purchasers or Parent or other form of acquisition or other form of reorganization, and (iii) any lender of the Purchasers or Parent as collateral, but no such assignment shall relieve the Purchasers or Parent of their obligations hereunder.

                            15.13.   Amendments.  This Agreement may be
            amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.

                            15.14. Guarantee. In order to induce the Seller to enter into this Agreement, Parent hereby guarantees the performance by the Purchasers of all of their obligations under this Agreement, including any obligation to pay damages incurred by the Seller as a consequence of breach of this Agreement by either of the Purchasers.

                            15.15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





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





                            IN WITNESS WHEREOF, the parties hereto have
            executed this instrument as of the date and year first above written.


                                        LUMEX, INC.


                                        By:   /s/ J. Raymond Elliott
                                           ------------------------------
                                           Name:  J. Raymond Elliott
                                           Title: President & CEO


                                        MUL ACQUISITION CORP. I


                                        By:   /s/ L. P. Klamon
                                           ------------------------------
                                           Name:  L. P. Klamon
                                           Title: President


                                        MUL ACQUISITION CORP. II


                                        By:   /s/ L. P. Klamon
                                           ------------------------------
                                           Name:  L. P. Klamon
                                           Title: President


                                        FUQUA ENTERPRISES, INC.


                                        By:   /s/ L. P. Klamon
                                           ------------------------------
                                           Name:  L. P. Klamon
                                           Title: President & CEO





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